EXHIBIT 2.1: Stock Purchase Agreement dated as of November 4, 2005, among Motors Insurance Corporation, MEEMIC Insurance Company, MEEMIC Insurance Services Corporation, MEEMIC Holdings, and ProAssurance Corporation (without Exhibits & Schedules).


                            STOCK PURCHASE AGREEMENT
                          DATED AS OF NOVEMBER 4, 2005

                                  BY AND AMONG


                          MOTORS INSURANCE CORPORATION
                                 (the "BUYER"),

                      MEEMIC INSURANCE SERVICES CORPORATION
                              ("MEEMIC SERVICES"),

                            MEEMIC INSURANCE COMPANY
    ("MEEMIC INSURANCE," and together with MEEMIC Services, the "COMPANIES"),

                              MEEMIC HOLDINGS, INC.
                                  ("HOLDINGS")

                                       AND
                            PROASSURANCE CORPORATION
                                 (the "PARENT")


--------------------------------------------------------------------------------


                                       v

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                                TABLE OF CONTENTS

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                                                                                                                Page
                                                                                                                ----
ARTICLE I SALE AND PURCHASE.......................................................................................1
         SECTION 1.1.      PURCHASE BY THE BUYER..................................................................1
         SECTION 1.2.      EXCLUDED ASSETS AND LIABILITIES........................................................1
         SECTION 1.3.      CLOSING................................................................................2
         SECTION 1.4.      PURCHASE PRICE.........................................................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANIES, HOLDINGS AND THE PARENT...............................3
         SECTION 2.1.      ORGANIZATION...........................................................................3
         SECTION 2.2.      SUBSIDIARIES...........................................................................3
         SECTION 2.3.      GOOD STANDING..........................................................................3
         SECTION 2.4.      VALIDITY...............................................................................3
         SECTION 2.5.      CAPITALIZATION.........................................................................4
         SECTION 2.6.      OWNERSHIP OF THE SHARES................................................................5
         SECTION 2.7.      FINANCIAL STATEMENTS...................................................................5
         SECTION 2.8.      STATUTORY FINANCIAL STATEMENTS.........................................................7
         SECTION 2.9.      EVENTS SINCE DECEMBER 31, 2004.........................................................8
         SECTION 2.10.     REGULATORY FILINGS....................................................................10
         SECTION 2.11.     GUARANTY FUND ASSESSMENTS.............................................................11
         SECTION 2.12.     CONTRACTS.............................................................................11
         SECTION 2.13.     NO DEFAULT............................................................................14
         SECTION 2.14.     RENEWAL RIGHTS........................................................................14
         SECTION 2.15.     PERSONAL PROPERTY.....................................................................14
         SECTION 2.16.     REAL PROPERTY.........................................................................14
         SECTION 2.17.     TITLE; CONDITION OF ASSETS............................................................15
         SECTION 2.18.     ENVIRONMENTAL.........................................................................15
         SECTION 2.19.     ACCOUNTS RECEIVABLE...................................................................17
         SECTION 2.20.     BANK ACCOUNTS.........................................................................17
         SECTION 2.21.     GUARANTIES............................................................................17
         SECTION 2.22.     INSURANCE.............................................................................17
         SECTION 2.23.     EMPLOYEE BENEFITS.....................................................................17
         SECTION 2.24.     COMPENSATION..........................................................................19
         SECTION 2.25.     CERTAIN ADVANCES......................................................................20
         SECTION 2.26.     RELATED PARTIES.......................................................................20
         SECTION 2.27.     LICENSES AND PERMITS..................................................................20
         SECTION 2.28.     PROPRIETARY RIGHTS....................................................................21
         SECTION 2.29.     LABOR.................................................................................21
         SECTION 2.30.     COMPLIANCE WITH PRACTICES AND LAW.....................................................21
         SECTION 2.31.     LITIGATION............................................................................21
         SECTION 2.32.     NO CONFLICT...........................................................................22
         SECTION 2.33.     CONSENTS..............................................................................22
         SECTION 2.34.     TAXES.................................................................................22
         SECTION 2.35.     UNDERLYING DOCUMENTS..................................................................26

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                                       i

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
         SECTION 2.36.     INSURANCE BUSINESS, MARKET CONDUCT AND BAD FAITH CLAIMS...............................27
         SECTION 2.37.     ASSETS NECESSARY TO BUSINESS..........................................................28
         SECTION 2.38.     BROKERS OR FINDERS....................................................................28
         SECTION 2.39.     ADVERSE COMMUNICATIONS................................................................28
         SECTION 2.40.     AGENTS, BROKERS AND TPA'S.............................................................29
         SECTION 2.41.     COMPUTER HARDWARE AND SOFTWARE........................................................29
         SECTION 2.42.     THE FOUNDATION........................................................................29
         SECTION 2.43.     DISCLOSURE OF MATERIAL FACTS..........................................................31

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE BUYER..........................................................31
         SECTION 3.1.      INCORPORATION AND GOOD STANDING OF THE BUYER..........................................32
         SECTION 3.2.      VALIDITY OF AGREEMENT.................................................................32
         SECTION 3.3.      NO CONFLICT...........................................................................32
         SECTION 3.4.      CONSENTS..............................................................................32
         SECTION 3.5.      BROKERS OR FINDERS....................................................................32
         SECTION 3.6.      FINANCING.............................................................................32

ARTICLE IV COVENANTS.............................................................................................32
         SECTION 4.1.      CONDUCT OF BUSINESS...................................................................32
         SECTION 4.2.      PRESERVATION OF BUSINESS..............................................................33
         SECTION 4.3.      NEGATIVE COVENANTS....................................................................33
         SECTION 4.4.      UPDATING OF THE COMPANY DISCLOSURE SCHEDULE...........................................33
         SECTION 4.5.      ACCESS TO INFORMATION.................................................................34
         SECTION 4.6.      FULFILLMENT OF CONDITIONS AND COVENANTS...............................................34
         SECTION 4.7.      PRESS RELEASES........................................................................34
         SECTION 4.8.      CONSENTS..............................................................................35
         SECTION 4.9.      CERTAIN NOTIFICATIONS.................................................................35
         SECTION 4.10.     NO SOLICITATION.......................................................................35
         SECTION 4.11.     COMPETITIVE ACTIVITIES; NON-SOLICITATION OF EMPLOYEES.................................35
         SECTION 4.12.     USE OF NAMES..........................................................................37
         SECTION 4.13.     INVESTMENT PORTFOLIO..................................................................37
         SECTION 4.14.     GENERAL RELEASE.......................................................................37
         SECTION 4.15.     INTERCOMPANY ACCOUNTS AND CONTRACT....................................................37
         SECTION 4.16.     ENVIRONMENTAL AUDIT...................................................................37
         SECTION 4.17.     ASSUMPTION OF SEVERANCE AGREEMENTS....................................................37
         SECTION 4.18.     DELIVERY OF BUSINESS RECORDS..........................................................38
         SECTION 4.19.     FINANCIAL STATEMENTS..................................................................38
         SECTION 4.20.     RESERVE ADEQUACY AUDIT................................................................38
         SECTION 4.21.     CONTINUATION OF EMPLOYEE PLANS........................................................39
         SECTION 4.22.     RELEASE OF HOLDINGS FROM SALES REPRESENTATIVE AGREEMENTS..............................40

ARTICLE V TAX MATTERS............................................................................................41
         SECTION 5.1.      TAX COOPERATION AND EXCHANGE OF INFORMATION...........................................41
         SECTION 5.2.      SECTION 338(H)(10) ELECTION...........................................................45
         SECTION 5.3.      MISCELLANEOUS.........................................................................46

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                                       ii

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

         SECTION 5.4.      TRANSFER TAXES........................................................................46

ARTICLE VI CONDITIONS TO OBLIGATIONS OF THE BUYER................................................................46
         SECTION 6.1.      PERFORMANCE...........................................................................46
         SECTION 6.2.      REPRESENTATIONS AND WARRANTIES........................................................46
         SECTION 6.3.      MATERIAL ADVERSE CHANGE...............................................................47
         SECTION 6.4.      LEGAL OPINION.........................................................................47
         SECTION 6.5.      CONSENTS..............................................................................47
         SECTION 6.6.      TERMINATION OF RELATED PARTY AGREEMENTS...............................................47
         SECTION 6.7.      GENERAL RELEASE.......................................................................47
         SECTION 6.8.      RESIGNATIONS..........................................................................47
         SECTION 6.9.      NO LITIGATION.........................................................................47
         SECTION 6.10.     GOVERNMENTAL APPROVALS................................................................48
         SECTION 6.11.     ENVIRONMENTAL AUDIT...................................................................48
         SECTION 6.12.     FOUNDATION INSURANCE COVERAGE.........................................................48
         SECTION 6.13.     APPROVAL OF PERMITTED DIVIDEND........................................................48
         SECTION 6.14.     CLOSING CERTIFICATES..................................................................49

ARTICLE VII CONDITIONS TO OBLIGATIONS OF THE COMPANIES, HOLDINGS AND THE PARENT..................................49
         SECTION 7.1.      PERFORMANCE...........................................................................49
         SECTION 7.2.      REPRESENTATIONS AND WARRANTIES........................................................49
         SECTION 7.3.      LEGAL OPINION.........................................................................49
         SECTION 7.4.      NO LITIGATION.........................................................................49
         SECTION 7.5.      GOVERNMENTAL APPROVALS................................................................49
         SECTION 7.6.      CLOSING CERTIFICATES..................................................................50

ARTICLE VIII TERMINATION.........................................................................................50
         SECTION 8.1.      TERMINATION...........................................................................50
         SECTION 8.2.      EFFECT OF TERMINATION.................................................................50

ARTICLE IX INDEMNIFICATION.......................................................................................50
         SECTION 9.1.      INDEMNIFIABLE CLAIMS..................................................................50
         SECTION 9.2.      NOTICE OF CLAIM.......................................................................51
         SECTION 9.3.      LIMITATION OF INDEMNIFICATION.........................................................52
         SECTION 9.4.      RIGHT OF OFFSET.......................................................................53
         SECTION 9.5.      TAX INDEMNIFICATION...................................................................53
         SECTION 9.6.      EXCLUSIVE REMEDY......................................................................56

ARTICLE X MISCELLANEOUS..........................................................................................56
         SECTION 10.1.     NOTICES...............................................................................56
         SECTION 10.2.     ENTIRE AGREEMENT......................................................................57
         SECTION 10.3.     WAIVERS AND AMENDMENTS................................................................57
         SECTION 10.4.     CONFIDENTIALITY.......................................................................57
         SECTION 10.5.     EXPENSES..............................................................................57
         SECTION 10.6.     FURTHER ACTIONS.......................................................................57
         SECTION 10.7.     SURVIVAL..............................................................................57

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                                      iii

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

         SECTION 10.8.     GOVERNING LAW; VENUE..................................................................57
         SECTION 10.9.     ASSIGNMENT............................................................................58
         SECTION 10.10.    COUNTERPARTS..........................................................................58
         SECTION 10.11.    THE COMPANY DISCLOSURE SCHEDULE AND EXHIBITS..........................................58
         SECTION 10.12.    HEADINGS..............................................................................58
         SECTION 10.13.    KNOWLEDGE.............................................................................58

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                                       iv

                             SCHEDULES AND EXHIBITS

Exhibits
--------

Exhibit 2.7(b)             Monthly Financial Information
Exhibit 4.14               General Release
Exhibit 6.4                Legal Opinion of Counsel to the Companies, Holdings
                            and the Parent
Exhibit 7.3                Legal Opinion of Counsel to the Buyer

Schedules
---------
Schedule 1.2(a)            Excluded Assets
Schedule 1.2(b)            Excluded Liabilities
Schedule 2.3               Jurisdiction of Qualification
Schedule 2.8(d)            Letters of Credit
Schedule 2.9               Events Since December 31, 2004
Schedule 2.10              Regulatory Filings
Schedule 2.11              Guaranty Fund Assessments
Schedule 2.12              Contracts
Schedule 2.12(b)           Reinsurance Agreements
Schedule 2.12(c)           Terminated and Modified Contracts
Schedule 2.14              Third Party Insurance Contracts
Schedule 2.15              Personal Property
Schedule 2.16              Real Property
Schedule 2.17              Liens
Schedule 2.19              Accounts Receivable
Schedule 2.21              Guaranties
Schedule 2.22              Insurance
Schedule 2.23              Employee Benefits
Schedule 2.24              Compensation
Schedule 2.25              Certain Advances
Schedule 2.26              Related Parties
Schedule 2.27              Licenses and Permits
Schedule 2.28              Proprietary Rights
Schedule 2.30              Compliance with Practice and Laws
Schedule 2.32              No Conflict
Schedule 2.33              Consents
Schedule 2.34              Taxes
Schedule 2.36              In-Force Insurance Contracts
Schedule 2.39              Adverse Communications
Schedule 2.40              Agents, Brokers and TPA's
Schedule 3.4               Buyer Consents
Schedule 3.5               Buyer Brokers or Finders
Schedule 4.11(b)           Employees Subject to No-Hire
Schedule 4.15              Intercompany Accounts and Contracts
Schedule 6.5               Required Consents


                                       v

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                                    GLOSSARY

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

                                                                                                               Page
                                                                                                               ----

Acquisition.......................................................................................................1
Acquisition Proposal.............................................................................................35
Actuary..........................................................................................................38
Actuary's Best Estimate..........................................................................................38
Agreement.........................................................................................................1
Applicable Tax Law...............................................................................................22
Balance Sheets....................................................................................................5
Basket Amount....................................................................................................52
Business..........................................................................................................1
Buyer.............................................................................................................1
Buyer Disclosure Schedule........................................................................................31
Buyer Employee Plan..............................................................................................39
Claimant.........................................................................................................51
Closing...........................................................................................................2
Closing Date......................................................................................................2
Code.............................................................................................................24
Companies.........................................................................................................1
Company...........................................................................................................1
Company Disclosure Schedule.......................................................................................3
Company Employees................................................................................................39
Company-Leased Real Property.....................................................................................14
Company-Owned Real Property......................................................................................14
Confidentiality Agreement........................................................................................34
Continuing Employees.............................................................................................39
Contracts........................................................................................................11
Election.........................................................................................................45
Employee Benefit Plans...........................................................................................18
Environmental Laws...............................................................................................16
ERISA Affiliate..................................................................................................17
ERISA Plans......................................................................................................18
Excluded Assets...................................................................................................1
Final Tax Allocation Amount......................................................................................45
Financial Statements..............................................................................................5
Foundation.......................................................................................................29
Foundation Balance Sheet.........................................................................................29
GAAP..............................................................................................................2
General Release..................................................................................................37
Hazardous Materials..............................................................................................16
Holdings..........................................................................................................1
HSR Act..........................................................................................................48
Included Assets...................................................................................................2
Indemnifiable Claim..............................................................................................51
Indemnifying Parties.............................................................................................51
Insurance Policies...............................................................................................17

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                                       vi

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

Insurance Shares..................................................................................................1
IRS..............................................................................................................18
Licenses and Permits.............................................................................................20
Liens............................................................................................................15
Litigation.......................................................................................................21
Material Adverse Effect..........................................................................................47
MEEMIC Insurance..................................................................................................1
MEEMIC Services...................................................................................................1
Parent............................................................................................................1
Permitted Dividend...............................................................................................33
PIP Claims.......................................................................................................28
Post-Effective Period............................................................................................23
Pre-Effective Period.............................................................................................23
Prior 2005 Dividends..............................................................................................8
Proprietary Rights...............................................................................................21
Purchase Price....................................................................................................2
Qualified Plan...................................................................................................18
Quarter End Report................................................................................................5
Quarterly Balance Sheets..........................................................................................5
Real Property....................................................................................................14
Reinsurance Agreements...........................................................................................13
Related Party Agreements.........................................................................................11
Release and Severance Compensation Agreements....................................................................37
Representative...................................................................................................51
Reserve Deficiency Reimbursement.................................................................................39
Reserve Reviews..................................................................................................38
Restricted Business..............................................................................................35
Restrictive Period...............................................................................................35
Sales Representative Agreements..................................................................................40
SAP..............................................................................................................13
SEC...............................................................................................................6
SEC Filings.......................................................................................................6
Second Actuary...................................................................................................39
Services Shares...................................................................................................1
Shares............................................................................................................1
Statutory Insurance Statements...................................................................................10
Statutory Statements..............................................................................................7
Stock Ownership Plan.............................................................................................40
Straddle Period..................................................................................................23
Success Fee Letters..............................................................................................38
Tangible Book Value of Holdings...................................................................................2
Tax Allocation Agreement.........................................................................................45
Tax Authority....................................................................................................23
Tax Period.......................................................................................................23
Tax Returns......................................................................................................24
Taxes............................................................................................................23
Transaction Agreements............................................................................................3

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                                      vii

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (this "Agreement") is dated as of November 4, 2005 and is by and among Motors Insurance Corporation, a Michigan corporation (the "Buyer"), MEEMIC Insurance Services Corporation, a Michigan corporation ("MEEMIC Services"), MEEMIC Insurance Company, a Michigan stock insurance corporation ("MEEMIC Insurance," and together with MEEMIC Services, the "Companies" and each a "Company"), MEEMIC Holdings, Inc., a Michigan corporation ("Holdings"), and ProAssurance Corporation, a Delaware corporation (the "Parent").

                                    RECITALS

     A. The Companies are engaged in the business of marketing, underwriting and servicing personal lines insurance whose target market is individuals, and their families, who are employed by educational institutions in the states of Michigan and Wisconsin and MEEMIC Insurance also maintains certain insurance licenses in Ohio and Minnesota (collectively, the "Business").

     B. The authorized capital stock of MEEMIC Services consists solely of 60,000 shares of common stock, no par value, of which 100 shares are issued and outstanding (the "Services Shares"). The authorized capital stock of MEEMIC Insurance consists solely of 1,500,000 shares of common stock, $1.00 par value per share, of which 1,500,000 shares are issued and outstanding (the "Insurance Shares," and together with the Services Shares, the "Shares"). Holdings owns all of the Shares, and the Parent is the ultimate parent company of Holdings and the Companies.

     C. Pursuant to this Agreement, at the Closing, the Buyer or an affiliate (as hereinafter defined) of the Buyer will buy from Holdings, and Holdings will sell to the Buyer, all of the Shares (the "Acquisition"), subject to the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties to this Agreement agree as follows:

                                   ARTICLE I
                                SALE AND PURCHASE

     Section 1.1 Purchase by the Buyer. Subject to the terms and conditions set forth in this Agreement, the Buyer agrees to purchase from Holdings, and Holdings agrees to sell to the Buyer, the Shares.

     Section 1.2 Excluded Assets and Liabilities.

     (a) Anything herein to the contrary notwithstanding, prior to the Closing Date, Holdings and the Companies shall cause the assets listed on Schedule 1.2(a) (the "Excluded Assets") to be transferred from the ownership of the Companies.

     (b)  All of the obligations and liabilities of the Companies set forth on
Schedule 1.2(b) shall be, prior to the Closing Date, either: (a) satisfied by Holdings without the use of the funds or assets of the Companies, or (b) assigned by the applicable Company to Holdings and assumed by Holdings, and Holdings shall release the Companies from any ongoing liability with respect thereto.

     Section 1.3 Closing.

     (a) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the Chicago, Illinois offices of the Buyer's counsel or via facsimile and/or email on the date that is five (5) Business Days following the satisfaction or waiver of all conditions set forth in Articles VI and VII of this Agreement; provided, however, that the Closing shall not occur prior to January 1, 2006. The date on which the Closing actually occurs shall be the "Closing Date."

     (b)  On the Closing Date, the following actions shall be taken:

          (i) The Buyer shall pay an amount equal to the Purchase Price (as defined below) by wire transfer of immediately available funds payable to Holdings;

          (ii) Holdings shall deliver, or cause to be delivered, to the Buyer, all of the Shares, together with executed consents, terminations and assignments, including, without limitation, assignments of the certificates representing the Shares and other instruments of consent and conveyance in form and substance reasonably satisfactory to the Buyer, sufficient to convey to the Buyer good and marketable title to the Shares and to preserve the assets of the Companies other than the Excluded Assets (the "Included Assets"); and

          (iii) Each party shall execute and deliver such other documents or certificates required under this Agreement or reasonably requested by the other parties.

     Section 1.4. Purchase Price.

     (a) The "Purchase Price" shall be Three Hundred Twenty-Seven Million Dollars ($327,000,000), plus (i) Seventy-Three Million Dollars ($73,000,000) less the sum of the Prior 2005 Dividends (as defined in Section 2.9(d) hereof) and the Permitted Dividends (as defined in Section 4.3 hereof) authorized, declared and paid to Holdings by the Companies, less (ii) the Tangible Book Value of Holdings. The "Tangible Book Value of Holdings" shall be calculated as follows: (i) the sum of (a) fixed maturities, cash, accrued investment income and deferred federal income tax, less (b) accrued expenses and other liabilities and federal income taxes payable, less (ii) the sum of Prior 2005 Dividends and Permitted Dividend declared and paid to Holdings by the Companies, less any dividends declared and paid by Holdings to any affiliate of the Parent. The Tangible Book Value of Holdings shall be based upon the then most recent available balance sheet of Holdings, which shall be prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP"), subject to any estimated adjustments prior to the Closing Date and agreed to in good faith jointly in writing by the Parent and the Buyer.

     (b) The Purchase Price shall be allocated between the Services Shares and the Insurance Shares as mutually determined by the Buyer and the Parent within fifteen (15) days following the Closing Date.

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF THE COMPANIES,
                             HOLDINGS AND THE PARENT

     The Companies, Holdings and the Parent hereby, jointly and severally, make the following representations and warranties, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date (other than those representations and warranties provided as of a specific date), shall survive the Closing as herein provided and shall be unaffected by any investigation heretofore or hereafter made by the Buyer. All representations and warranties of the Companies, Holdings and the Parent are made subject to the exceptions specifically disclosed by the Companies, Holdings or the Parent in the Schedules delivered contemporaneously with the execution of this Agreement, which shall consist of the aggregate of Schedules specifically set forth in this Article (the "Company Disclosure Schedule").

     Section 2.1. Organization. Each Company is a corporation duly organized, validly existing and in good standing under the laws of Michigan and has all requisite corporate power and authority to own, lease and operate its properties and assets in the manner in which such properties and assets are now owned, leased and operated and to carry on the business in which it is now engaged. Prior to the date hereof, Holdings has delivered to the Buyer true and complete copies of the articles of incorporation and bylaws of each Company, as currently in effect.

     Section 2.2. Subsidiaries. Neither Company has any equity interest in any entity, other than with respect to portfolio investments made in the ordinary course of business.

     Section 2.3. Good Standing. The Companies are each qualified or licensed to transact business as a foreign corporation and/or insurer, as the case may be, in each of the jurisdictions listed on Schedule 2.3, and each Company is in good standing in each jurisdiction where it is so qualified. There is no other jurisdiction in which the ownership, leasing, licensing or use of property or assets by either Company or the conduct of any of their respective businesses makes such qualification or licensing necessary, except where failure to be so qualified or license would not have a Material Adverse Effect.

     Section 2.4. Validity. Each Company, Holdings and the Parent each has full power and authority, corporate and otherwise, to execute and deliver this Agreement and all of the other agreements and documents referred to herein, executed in connection herewith or contemplated hereby to which the Companies, Holdings or the Parent is a party (all other agreements and documents referred to herein, executed in connection herewith or contemplated hereby are herein referred to as the "Transaction Agreements"), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and the Transaction Agreements, when executed and delivered, will constitute, the valid and binding obligations of the Companies, Holdings and the Parent, enforceable against the

Companies, Holdings and the Parent, as applicable, in accordance with their respective terms, subject to bankruptcy, insolvency or other laws affecting creditors' rights generally. The execution and delivery of this Agreement by the Companies, Holdings and the Parent and the consummation of the transactions contemplated hereby have been duly authorized by the respective boards of directors of each Company, Holdings and the Parent and, except as set forth on
Schedule 2.33, such execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not require any further corporate approvals.

     Section 2.5. Capitalization.

     (a) The authorized capital stock of MEEMIC Services consists entirely of 60,000 shares of common stock, no par value, of which only the Service Shares are issued or outstanding. All Service Shares are validly authorized and issued, fully paid, nonassessable and free and clear of any pledges, security interests, liens, encumbrances, restrictions, charges, claims or other charges of any kind, including, without limitation, any agreements, commitments or other rights of any character granted to any person, firm, corporation or other entity. There are no (a) securities convertible into or exchangeable for any of MEEMIC Services' capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of MEEMIC Services or securities which are convertible into or exchangeable for capital stock or other securities of MEEMIC Services, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of MEEMIC Services, any such convertible or exchangeable securities or any such options, warrants or other rights.

     (b) The authorized capital stock of MEEMIC Insurance consists entirely of 1,500,000 shares of common stock, $1.00 par value per share, of which only the Insurance Shares are issued or outstanding. All Insurance Shares are validly authorized and issued, fully paid, nonassessable and free and clear of any pledges, security interests, liens, encumbrances, restrictions, charges, claims or other charges of any kind, including, without limitation, any agreements, commitments or other rights of any character granted to any person, firm, corporation or other entity. There are no (a) securities convertible into or exchangeable for any of MEEMIC Insurance capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of MEEMIC Insurance or securities which are convertible into or exchangeable for capital stock or other securities of MEEMIC Insurance, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of MEEMIC Insurance, any such convertible or exchangeable securities or any such options, warrants or other rights.

     Section 2.6. Ownership of the Shares. Holdings owns all of the legal and beneficial interests in the Shares, free and clear of any lien, security interest, pledge, charge, claim, encumbrance or restriction of any kind or nature, and at the Closing the Buyer shall receive good and marketable title to the Shares, free and clear of any lien, security interest, pledge, charge, claim, encumbrance or restriction of any kind or nature.

     Section 2.7. Financial Statements.

     (a) There have been delivered to the Buyer true, correct and complete copies of (i) the consolidated audited balance sheets of Holdings and the Companies as of December 31, 2001 and 2002, and the related consolidated audited statements of earnings, shareholders' equity and cash flows of Holdings and the Companies for the periods ended December 31, 2001 and 2002, together with unqualified reports on all such financial statements by Ernst & Young LLP, and
(ii) the unaudited balance sheets of each Holdings and the Companies as of December 31, 2003 and 2004 and as of September 30, 2005 (such September 30, 2005 balance sheets being referred to as the "Balance Sheets"), and the related unaudited statements of earnings, shareholders' equity and cash flows for the years ended December 31, 2003 and 2004 and for the nine (9)-month period ended September 30, 2005 (collectively, the "Financial Statements").

     (b) (i) As soon as practicable, but in any event within twenty-five (25) days following the end of each calendar quarter which is completed prior to the Closing Date, commencing December 31, 2005, Holdings shall cause to be delivered to the Buyer the "Quarter End Report" prepared by Holdings with respect to such quarter, which report shall include (x) a balance sheet of each of Holdings and the Companies as of the end of such quarter prepared in a manner consistent with, and in a format comparable to, the Balance Sheets ("Quarterly Balance Sheets") and (y) a statement of earnings and shareholders' equity for each of the Companies for the year-to-date period ending the end of such quarter, prepared in a manner consistent with, and in a format comparable to, the statements of earnings and shareholders' equity referred to in Section 2.7(a) hereof.

          (ii) As soon as practicable, but in any event within ten (10) business days following the end of each calendar month which is completed prior to the Closing Date, commencing October 31, 2005, Holdings shall cause to be delivered to the Buyer monthly financial information of the Companies in the form of
Exhibit 2.7(b) attached hereto.

     (c) Each of the balance sheets referred to in Section 2.7(a) and 2.7(b)(i) and (ii) presents (or will present) fairly the financial condition, assets, liabilities and shareholders' equity of each of Holdings and the Companies as of its date; each such statement of earnings or shareholders' equity referred to above presents (or will present) fairly the results of operations of each of Holdings and the Companies, as the case may be, for the periods indicated; and each such statement of cash flows referred to above presents fairly the information purported to be shown therein, except, in each case, interim unaudited financial statements need not reflect year-end adjustments. The financial statements referred to in Section 2.7(a) and Section 2.7(b)(i), including all notes and schedules thereto, have been (or will be) prepared in accordance with GAAP throughout the periods involved (except, in the case of unaudited financial statements, for the absence of footnotes and year-end adjustments) and are (or will be) in accordance with the books and records of each of Holdings and the Companies, which books and records are correct and complete in all material respects.

     (d) Each of the Companies maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls over financial reporting which provide assurance that (i) transactions are executed with management's authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of each of the Companies and to maintain accountability for the assets of each of the Companies; (iii) access to assets is permitted only in accordance with management's authorization; (iv) the reporting of assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. Neither the auditors nor the board of directors or audit committee of either of the Companies or any of the Companies' corporate parents have been advised of: (x) any significant deficiencies or material weaknesses in the design or operation of the internal controls over financial reporting (as such term is defined in Section 13(b)(2)(B) and Rules 13d-15(d) and 15d-15(d) of the Securities Exchange Act of 1934) of either of the Companies which could adversely affect either Company's ability to record, process, summarize and report financial data, or (y) any fraud, whether or not material, that involves management or other employees who have a role in the internal controls over financial reporting of the Companies.

     (e) At the dates of the aforementioned balance sheets, neither Company had (or will have with respect to such balance sheets dated subsequent to the date hereof) any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether or not required to be disclosed on a balance sheet prepared in conformity with GAAP, not fully or properly reflected or reserved against in such balance sheets, or in any notes thereto, other than liabilities pursuant to contractual obligations identified in this Agreement or the Company Disclosure Schedule.

     (f) Holdings has delivered or made available to the Buyer true, correct and complete copies of all filings required to be made with the Securities and Exchange Commission (the "SEC") by or with respect to Holdings since December 31, 2001, including, Holdings' (i) Annual Reports on Form 10-K for the years ended December 31, 2001 and 2002, as filed with the SEC, (ii) proxy statements relating to all of Holdings' meetings of stockholders since December 31, 2001, and (iii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by Holdings with the SEC since December 31, 2001 (collectively, the "SEC Filings"). As of their respective dates, the SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading.

     (g) MEEMIC Insurance has $2 million on deposit with the Michigan Office of Financial and Insurance Services.

     (h) All receivables, bonds, notes, debts, liabilities and other obligations of any kind or nature owed to the Companies, including agent balances, represent arm's length transactions actually made in the ordinary course of business, are collectible in the ordinary course of business.

     Section 2.8. Statutory Financial Statements.

     (a) There have been made available to the Buyer true, correct and complete copies of (i) the statutory financial statements (including the annual reports filed in each state in which MEEMIC Insurance is admitted or approved) for MEEMIC Insurance for the years ended December 31, 2002, 2003 and 2004 and (ii) the statutory financial statements (including quarterly reports filed in each state in which MEEMIC Insurance is admitted or approved) for MEEMIC Insurance for the first two quarters in the year 2005, and Holdings will deliver to the Buyer true, correct and complete copies of such statements for all quarters which are filed prior to the Closing Date (collectively, the "Statutory Statements").

     (b) The Statutory Statements each present (or will present) fairly, on a consistent basis and in accordance with the practices prescribed or permitted by the appropriate regulatory agencies of each state in which the Statutory Statements have been or may be required to be filed, the financial position of MEEMIC Insurance at the date of each such statement and the results of MEEMIC Insurance's operations for each such referenced period. Further, the exhibits and schedules included in the Statutory Statements are fairly stated in relation to MEEMIC Insurance and the Statutory Statements comply in all material respects with applicable regulatory requirements.

     (c) The amounts shown in the Statutory Statements as reserves and liabilities for past and future insurance policy benefits, losses, claims and expenses under insurance policies were computed in accordance with commonly accepted actuarial standards consistently applied, were fairly stated in accordance with sound actuarial principles, were based on actuarial assumptions that were in accordance with those called for in policy provisions and met the requirements of applicable insurance laws, and such amounts shown on Statutory Statements filed after the date hereof and on or prior to the Closing Date will be so computed and based on the same principles used in prior periods.

     (d) MEEMIC Insurance has all necessary letters of credit or other security devices in all cases where needed, and all such letters of credit and security devices comply in all material respects with all applicable laws and regulations, to enable it to take a credit against its liabilities in, or increase its assets by, the amount of the letter of credit or security device.
Schedule 2.8(d) identifies all letters of credit and other security devices held or maintained for the benefit of MEEMIC Insurance to support receivable balances from unauthorized reinsurers.

     (e) All reserves and other similar amounts with respect to insurance written by MEEMIC Insurance as established or reflected in the Statutory Statements were computed in accordance with commonly accepted actuarial standards consistently applied and are fairly stated in accordance with sound actuarial principles that are in accordance with those called for by the provisions of the related insurance contracts and in the related reinsurance, coinsurance, and other similar Contracts of MEEMIC Insurance, which meet the requirements of the insurance laws and regulations of its state of domicile and of the states in which such insurance contracts were issued or delivered. All such reserves and related actuarial items held in support of the insurance contracts written by MEEMIC Insurance, when considered in light of the assets held with respect to the reserves and related actuarial items, will make good, sufficient and adequate provision (under commonly accepted actuarial standards consistently applied and fairly stated in accordance with sound actuarial principles) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims, expenses and other liabilities of MEEMIC Insurance under all insurance contracts under which MEEMIC Insurance has or will have any liability (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance, or other similar contract) on the respective dates of such Statutory Statements. MEEMIC Insurance owns assets that qualify as legal reserve assets under applicable insurance laws in an amount at least equal to all such required reserves and other similar amounts.

     Section 2.9. Events Since December 31, 2004. Since December 31, 2004, except as set forth on Schedule 2.9 or as expressly disclosed in the SEC Filings or the Statutory Statements, Holdings and the Companies have conducted business only in the ordinary and usual course and, without limiting the generality of the foregoing:

     (a) Neither Company has sustained any damage, destruction or loss (including, without limitation, by reason of revocation of license or right to do business, total or partial termination, suspension, default or modification of contracts or governmental restriction, regulation, investigation or inquiry), whether or not covered by insurance, materially adversely affecting the condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities, results of operations or future prospects of either Company or the Business, taken as a whole.

     (b) There have been no changes which, individually or in the aggregate, have had or may reasonably be expected to have a Material Adverse Effect.

     (c) Neither Company has incurred additional debt for borrowed money or contracted for the extension or ability to borrow debt for borrowed money (even if not yet incurred), or incurred any other obligation or liability (fixed, contingent or otherwise), except in the ordinary and usual course of its business and consistent with past practices.

     (d) Neither Company has authorized, declared, paid or effected any dividend, payment or other distribution on or with respect to any of its capital stock, other than dividends already authorized, declared and paid to Holdings by the Companies which are disclosed on Schedule 2.9 (the "Prior 2005 Dividends").

     (e) Neither Company has purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any of its capital stock.

     (f) Neither Company has mortgaged, pledged or otherwise encumbered or subjected to lien any of its assets or properties, tangible or intangible, except for liens for current taxes which are not yet due and payable and other liens arising in the ordinary and usual course of business. Neither Holdings, the Parent nor any of their affiliates have mortgaged, pledged or otherwise encumbered or subjected to lien any of its assets or properties used in the Business, tangible or intangible, except for liens for current taxes which are not yet due and payable and other liens arising in the ordinary and usual course of business. For purposes of this Agreement, "affiliate" shall mean, with respect to any specified person or entity, any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person or entity.

     (g) Neither Company, nor, with regard to the assets and properties used in the Business, Holdings nor the Parent, has sold, leased or otherwise disposed of any asset or property, tangible or intangible, except in the ordinary and usual course of business and consistent with past practices, and in each case for a consideration at least equal to the fair value of such asset or property, nor has either Company, nor, with respect to the assets and property used in the Business, Holdings nor Parent, leased or licensed to others (including officers and directors) any asset or property.

     (h) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has paid or prepaid any obligation or liability (fixed, contingent or otherwise), or discharged or satisfied any lien or encumbrance, or settled any liability, claim, dispute, proceeding, suit or appeal, pending or threatened against it or any of its assets or properties, except for current liabilities included in the Balance Sheets and current liabilities incurred since that date in the ordinary and usual course of business.

     (i) Neither Company has purchased or otherwise acquired any debt or equity securities of any corporation, partnership, joint venture, firm or other entity other than investment securities in the ordinary course of business.

     (j) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has sold, assigned, transferred or conveyed any Proprietary Right (as defined below).

     (k) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has entered into any transaction or contract, except in the ordinary and usual course of business, nor has either Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, waived any right of substantial value or canceled any material debts or claims or voluntarily suffered any extraordinary losses.

     (l) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has effected any amendment or supplement to, or extension of, any employee profit-sharing, stock option, stock purchase, pension, bonus, incentive, retirement, medical reimbursement, life insurance, deferred compensation, severance or termination agreements or any other employee benefit plan or arrangement.

     (m) Neither Holdings nor either Company has paid to or for the benefit of any of its directors, officers, employees or shareholders any compensation of any kind other than wages, salaries, bonuses and benefits at times and rates in effect prior to December 31, 2004. Those certain Release and Severance Compensation Agreements, each dated as of June 15, 2001, among the Parent, Holdings, MEEMIC Insurance and each of Lynn Kalinowski and Christine Schmitt have not been amended, restated or modified.

     (n) Neither Company has had any change in its directors or executive management, and there has been no significant change in the number of employees of either Company managing and processing their respective business.

     (o) Neither Company has had any amendment or modification to its respective charter documents, bylaws or other governing documents.

     (p) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has experienced any material problems in employee relations, including, without limitation, strikes, shutdowns, slowdowns, work stoppages or resignations of key employees.

     (q) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has made any change in accounting methods or principles used for financial or regulatory reporting purposes, except for changes which are required for all property and casualty insurers and concurred with by their independent public accountants, and neither Company has materially changed its practices with respect to loss reserves.

     (r) There has been no material change in the terms of the in-force insurance contracts written by MEEMIC Insurance or any material change in the policies or actual processes used in calculating the reserves with respect to such insurance contracts. There has been no termination, amendment, or execution by MEEMIC Insurance of any reinsurance, coinsurance, or other similar contract, as ceding or assuming insurer.

     (s) There has been no change in the material business policies, practices or procedures of the Companies, including those relating to underwriting, form and rate filings, marketing, the establishment of reserves, investment, claims handling or adjustment, accounting or any activity which (i) has had the effect of accelerating the recording and billing of premiums or accounts receivable or retarding the payment of expenses or establishing reserves in connection with any accounts or business of MEEMIC Insurance, or (ii) has had the effect of materially altering, modifying or changing the historic financial or accounting practices or policies of MEEMIC Insurance, including accruals of and reserves for tax liabilities.

     (t) Neither Company, nor, with respect to the Business or the Companies, Holdings or the Parent, has entered into any agreement or commitment, whether in writing or otherwise, to take any action described in this Section.

     Section 2.10. Regulatory Filings.

     Except as set forth on Schedule 2.10:

     (a) Each Company, and, with respect to the Business or the Companies, Holdings and the Parent, have filed all reports, statements, documents, registrations (including registrations with applicable state insurance regulatory authorities as a member of an insurance holding company system), filings or submissions and any supplements or amendments thereto (the "Statutory Insurance Statements") required to be filed by any of them since December 31, 2001. The Statutory Insurance Statements were in compliance with applicable law when filed and no deficiencies have been asserted by any governmental authority with respect to the Statutory Insurance Statements. No fine or penalty has been imposed on either Company or otherwise with respect to the Business by any insurance regulatory authority, except for incidental penalties of less than $2,500 per occurrence or $10,000 in the aggregate, which in each case did not have a material effect on operations or results of operations of the Business.

     (b) The Companies, Holdings and the Parent have made available to the Buyer copies of all examination reports, correspondence, reports of investigations, inquiries and other materials relating to the Companies or the Business received from any insurance regulatory authority.

     (c) All deficiencies or violations noted in such examination reports have either been resolved or are being resolved to the satisfaction of the applicable insurance regulatory authority in all material respects, without any enforcement action being taken against either Company.

     (d) There are no examinations by any state insurance department examiners in progress at either Company or otherwise with respect to the Business, nor, to the knowledge of either Company, Holdings or the Parent, are any such examinations pending or scheduled with respect to either Company or with respect to the Business.

     Section 2.11. Guaranty Fund Assessments. Other than as set forth on
Schedule 2.11, neither Company currently participates in, nor is either required to participate in, any risk sharing plan, pool, joint underwriting association or similar arrangement pursuant to any insurance laws. The liability of MEEMIC Insurance Company for guaranty fund assessments with respect to insurance insolvencies is accounted for as a current expense when notified of the assessment. MEEMIC Insurance Company does not establish a reserve for guaranty fund assessments. Schedule 2.11 reflects all notices of guaranty fund assessments received by MEEMIC Insurance Company since June 30, 2005.

     Section 2.12. Contracts.

     (a) Schedule 2.12 constitutes a full and complete list of the following described contracts or agreements to which either Company is a party, by which either Company is bound in any respect or which relates, directly or indirectly, to the Business (the "Contracts"):

          (i) contracts or agreements relating to selling, servicing, administering or acting as the obligor with respect to insurance contracts (other than those entered into by MEEMIC Insurance in the ordinary course of its business);

          (ii) contracts between either Company on the one hand, and Holdings, the Parent or any of their affiliates on the other hand (the "Related Party Agreements");

          (iii) contracts or agreements for the disposition, by sale, lease or otherwise, of equipment, goods, materials, research and development, supplies, studies or capital assets, or for the performance of services, in any case involving more than $50,000;

          (iv) contracts or agreements for the joint performance of work or services, and all other joint venture, partnership or other similar agreements;

          (v) management or employment contracts, consulting contracts, collective bargaining contracts, or other agreements with any labor union, or termination and severance agreements;

          (vi) notes, mortgages, deeds of trust, loan agreements, security agreements, guarantees, debentures, indentures, credit agreements, warehousing agreements, repurchase agreements and other evidences of indebtedness, other than endorsements for collection or deposit in the ordinary course of business;

          (vii) pension, retirement, profit-sharing, deferred compensation, bonus, incentive, life insurance, hospitalization or other employee benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement);

          (viii) stock option, stock purchase, warrant, repurchase or other contract or agreement with any employee or officer of Holdings or either Company;

          (ix) contracts or agreements with insurance or title underwriters, agents (broken down by agent and each agent's volume), brokers or sales representatives;

          (x) contracts or agreements with any director or officer of Holdings, either Company or with any person or entity affiliated or associated with such director or officer, or with any affiliate of the Parent;

          (xi) powers of attorney or similar authorizations to any third party;

          (xii) licenses, sublicenses, royalty agreements, confidentiality, non-disclosure, non-use or other similar contracts or agreements and any other contract or agreement relating to technical assistance or Proprietary Rights;

          (xiii) deeds or executory contracts relating to real property owned of record or beneficially;

          (xiv) leases, whether as lessor or lessee, with respect to (A) individual items of personal property, which are not terminable without penalty in thirty (30) days and (B) any real property;

          (xv) contracts or agreements for the purchase of any equipment, capital assets or services, other than any such contract or agreement made in the ordinary course of business involving less than $50,000; provided, however, that if there are multiple agreements or service orders with one party or any affiliate of such party exceeding $50,000 in the aggregate, such information shall be included on Schedule 2.12;

          (xvi) except for items listed on Schedule 2.8(d), all letters of credit and other security devices held or maintained for the benefit of either Company;

          (xvii) contracts or agreements containing covenants limiting the freedom of either Company to compete in any line of business or with respect to any particular product or service or with any person;

          (xviii) any material contract or agreement, not of the type covered by or excluded from any of the other items of this Section, which by its terms is either (1) not to be completely performed by either Company within thirty (30) days of the date hereof or (2) is not to terminate, or is not terminable, without penalty to the applicable Company prior to thirty (30) days from the date hereof, and which in either case involves more than $50,000;

          (xix) any other contract or agreement which by its terms, is (1) either not to be completely performed by either Company within twelve (12) months of the date hereof or (2) is not to terminate, or is not terminable, without penalty to the applicable Company prior to twelve (12) months from the date hereof, and which in either case involves more than $50,000; and

          (xx) any listing or similar agreement with a person having an ownership or other interest in real estate or a business operation with respect to the sale, lease or other disposition of such real estate or business operation and any agreement with a prospective purchaser, lessee or other transferee with respect to the purchase, lease or other transfer of an ownership or other interest in real estate or a business operation.

     (b) Schedule 2.12(b) separately sets forth all the contracts relating to reinsurance, coinsurance or similar arrangements (the "Reinsurance Agreements") and the effective date and termination date of each Reinsurance Agreement. MEEMIC Insurance is not in default as to any provision of any Reinsurance Agreement, and has satisfied all applicable underwriting standards required thereunder in all material respects. All benefits to MEEMIC Insurance reflected on the Statutory Statements in respect of the Reinsurance Agreements are appropriately calculated under the terms of the Reinsurance Agreements. All amounts owing by MEEMIC Insurance in respect of the Reinsurance Agreements are properly reflected in the Statutory Statements and in accordance with Statutory Accounting Principles ("SAP"). The termination of any Reinsurance Agreement will not result in adverse tax consequences to MEEMIC Insurance. The reinsurance recoverables, net of related reserves for uncollectible accounts, set forth on the Statutory Statements are consistent with industry practice and past experience.

     (c) Except as set forth on Schedule 2.12(c), since December 31, 2004, no Contract listed on Schedule 2.12(a) or (b) has been modified or terminated other than in accordance with its terms, and neither Holdings, either Company or the Parent has received notice of any possible modification or termination of any such Contract.

     (d) Holdings has made available to the Buyer written summaries of all oral contracts and agreements referred to in this Section 2.12 and has made available to the Buyer with true and correct copies of all of such written contracts and agreements. As used in this Agreement, the terms "contract" and "agreement" each mean and include every binding contract, agreement, commitment, understanding and promise, whether written or oral.

     Section 2.13. No Default. Holdings, the respective Company, or the Parent, as applicable, has performed, or is now performing, the obligations of, and is not in default (and would not by the lapse of time and/or the giving of notice be in default), nor has received notice of default or notice of termination, in respect of any Contract. To the knowledge of either Company, Holdings or the Parent, no other party who is a party to or bound by any of the Contracts is in default thereunder. Each of the Contracts is a legal, binding and enforceable obligation of or against Holdings, the applicable Company, or the Parent, as applicable. Without limiting the generality of the foregoing, to the knowledge of either Company, Holdings or the Parent, there are no facts or circumstances which make a default under, or termination or suspension of, any of the contracts or obligations referred to in this Section likely to occur subsequent to the date hereof nor has any third party raised any claim, dispute or controversy with respect to such contracts or obligations.

     Section 2.14. Renewal Rights. MEEMIC Insurance and MEEMIC Services exclusively control all renewal rights in all insurance policies written by or on behalf of MEEMIC Insurance, subject to claims of agents for compensation. Set forth on Schedule 2.14 is a list of all contracts and agreements pursuant to which MEEMIC Services acts as an agent or producer for third party insurers. To the extent that any such agreement conditions MEEMIC Service's control of renewal rights on MEEMIC Insurance's satisfaction of certain terms or conditions under such agreement, MEEMIC Services has complied in all respects with such terms and conditions.

     Section 2.15. Personal Property. Schedule 2.15 contains a list of all of the tangible personal property used by either Company or otherwise used in or related to the Business, excluding those assets having an acquisition cost per item of less than $5,000.

     Section 2.16. Real Property.

     (a) Schedule 2.16 constitutes a full and complete list of all (i) real property owned by either Company (the "Company-Owned Real Property"), and (ii) real property leased, or under option to be leased, to either Company (the "Company-Leased Real Property," and together with the Company-Owned Real Property, the "Real Property"). No real property leased by Holdings, the Parent or any other entity is occupied or used, in whole or in part, by either Company.

     (b) Schedule 2.16 sets forth a description of all encumbrances, easements or rights of way of record granted on or appurtenant to or otherwise affecting the Company-Owned Real Property. All Company-Leased Real Property is held under valid and existing leases. The applicable Company enjoys peaceful and undisturbed possession of all Real Property. All buildings or structures located on the Real Property and occupied by either Company are of a general type or nature customarily used for office and commercial purposes in the applicable geographic area. All of the Company-Owned Real Property has permanent rights of access to dedicated public highways. There is not (i) any claim of adverse possession or prescriptive rights involving any of the Company-Owned Real Property, (ii) any structure located on any Company-Owned Real Property which encroaches on or over the boundaries of neighboring or adjacent properties or
(iii) any structure of any other party which encroaches on or over the boundaries of any of such Company-Owned Real Property. Except as set forth on

Schedule 2.16, none of the Company-Owned Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any law, regulation or ordinance. No public improvements have been commenced, neither Company, Holdings nor the Parent have received notice that any public improvements are planned, which in either case may result in special assessments against or otherwise materially adversely affect any Company-Owned Real Property. Neither the whole nor any portion of the Company-Owned Real Property is subject to any judgment, order or decree of any governmental authority to be sold or is being condemned, expropriated or otherwise taken with or without payment of compensation therefor, nor, to the knowledge of either Company, Holdings or the Parent, has any such condemnation, expropriation or taking been proposed.

     Section 2.17. Title; Condition of Assets.

     (a) Each Company has good and marketable title to all of its respective real and tangible personal property, including, without limitation, all such properties reflected in the Balance Sheet of such Company, as applicable, free and clear of all mortgages, liens, security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights of way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described on Schedule 2.17 and, in the case of any Company-Owned Real Property, Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings (and which have been sufficiently accrued or reserved against in the applicable Balance Sheet), municipal and zoning ordinances and easements for public utilities, none of which interfere with the use of the property as currently utilized. None of each Company's assets, business or properties is subject to any restrictions with respect to the transferability thereof; and such Company's title thereto will not be affected in any way by the transactions contemplated hereby.

     (b) All property and assets owned or utilized by each Company are in good operating condition and repair in all material respects.

     Section 2.18. Environmental.

     (a) No Hazardous Materials (as defined in paragraph (e) below) have been used, stored or otherwise handled in any manner by Holdings, either Company, the Parent or any other affiliate of the Parent on, under, in, from or affecting any of the Real Property, other than cleaning solvents and similar materials used in de minimis amounts in the ordinary course of business and in compliance with Environmental Laws (as defined below). To the knowledge of either Company, Holdings or the Parent, no current or prior owner or occupant of the Real Property has used Hazardous Materials on, under, in, from or affecting the Real Property in violation of any Environmental Laws.

     (b) No Hazardous Materials have at any time been released into, stored or deposited by Holdings, either Company, the Parent or any other affiliate of the Parent within or on the Real Property, by Holdings, either Company, the Parent or any other affiliate of the Parent into any water systems on or below the surface of the Real Property, or by Holdings, either Company, the Parent or any other affiliate of the Parent directly or indirectly onto any property or water system adjoining, adjacent to or abutting the Real Property, or have been used by Holdings, either Company, the Parent or any other affiliate of the Parent in the construction of any improvements located on or about the Real Property.

     (c) Neither Holdings, either Company, the Parent nor any other affiliate of the Parent has received any notice of any violations (nor do they know of any existing violations) of any applicable laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials on, under, in, from or affecting the Real Property and there are not any legal actions or proceedings commenced or, to the knowledge of either Company, Holdings or the Parent, threatened by any person with respect to any such violations.

     (d) The Real Property is currently being, and has in the past been, operated by Holdings, the Companies and the Parent in accordance with, and in compliance with, all applicable Environmental Laws.

     (e) "Hazardous Materials" means any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances or petroleum products (including gasoline, crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea formaldehyde insulation. "Environmental Laws" are any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

     Section 2.19. Accounts Receivable. All of the accounts receivable of the Companies shown on the Balance Sheets or thereafter acquired arose and are collectible in the ordinary and usual course of the Business consistent with past practice. The values at which accounts receivable are carried reflect the amounts deemed fully collectible. Except as set forth on Schedule 2.19, all accounts receivable of the Companies owing by Holdings, the Parent or any other affiliate of the Parent, or by any director, officer or shareholder of Holdings, the Companies, the Parent or any other affiliate of the Parent, have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

     Section 2.20. Bank Accounts. Holdings has provided to the Buyer a full and complete list of all the bank accounts, including escrow accounts, of the Companies, together with the names of persons authorized to draw thereon. Except as otherwise disclosed to Buyer in writing prior to the date hereof, all cash in such accounts is held in demand deposits and is not subject to any restriction or limitation as to withdrawal. All of such accounts are reconciled on a timely basis.

     Section 2.21. Guaranties. Except as set forth on Schedule 2.21, none of the obligations or liabilities of either Company is guaranteed by any person, firm, association or corporation. Schedule 2.21 contains a correct and complete list of all guarantees by, or other contingent obligations of, either Company showing the parties and amounts involved and the expiration dates thereof.

     Section 2.22. Insurance. Schedule 2.22 constitutes a full and complete list of all policies of insurance to which either Company is a beneficiary or named insured (the "Insurance Policies"). The applicable Company has in full force and effect, with all premiums due thereon paid, the Insurance Policies. Schedule
2.22 also sets forth a list of insurance policies to which other entities are a party or a beneficiary which relate to the properties, assets or operations of the Companies or the Business and the name of such other parties. No notice of cancellation or termination has been received with respect to any insurance policy described in this Section. Except as specifically disclosed on Schedule 2.22, no claims have been asserted by either Company under any of the Insurance Policies or relating to its properties, assets or operations.

     Section 2.23. Employee Benefits.

     (a) Neither Company has any ERISA Affiliates other than the entities identified on Schedule 2.23. For purposes of this Section 2.23, "ERISA Affiliate" means any trade or business, whether or not incorporated, which is a member of a controlled group or which is under common control with the Companies within the meaning of Section 414 of the Code or which is a member of an "affiliated service group" within the meaning of Section 414 of the Code which includes the Companies.

     (b) Schedule 2.23 sets forth an accurate and complete list of all compensation, retirement, savings, incentive, fringe or benefit plan, program, policy, commitments or other similar arrangements under which any employee, former employee, director or consultant of any of the Companies, or any beneficiary of any such individual, is covered, is eligible for coverage, has benefit rights under, or with respect to which Holdings or any ERISA Affiliate has or may have any liability or funding obligation ("Employee Benefit Plans"). Those Employee Benefit Plans which are "employee benefit plans" within the meaning of Section 3(2) of ERISA ("ERISA Plans") are separately identified. Those Employee Benefit Plans which cover only employees of the Companies are separately identified. Those Employee Benefit Plans which cover only employees of the Companies which are non-qualified deferred compensation plans for purposes of Section 409A of the Code are separately identified. Except as set forth on Schedule 2.23, neither Company (i) maintains or contributes to any Employee Benefit Plans or has any current or contingent obligation to contribute to any Employee Benefit Plan not listed on Schedule 2.23, (ii) has any legally binding commitment to establish any Employee Benefit Plan or modify any Employee Benefit Plan currently in effect (except to the extent required by law), and
(iii) except as set forth on Schedule 2.23, has not maintained, established, sponsored, participated in, contributed to, or been obligated to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code, and at no time has either Company or any ERISA Affiliate contributed to or been requested to contribute to any "multiemployer plan" as such term is defined in ERISA or to any plan described in Section 413(c) of the Code.

     (c) Holdings has provided or made available to the Buyer (i) accurate and complete copies of all documents embodying each Employee Benefit Plan, (ii) the most recent annual report (Form Series 5500) filed with respect to each ERISA Plan for which such filing is required, including all schedules and other attachments thereto, (iii) the most recent summary plan description, and all subsequent summaries of material modification, with respect to each ERISA Plan,
(iv) the most recent Internal Revenue Service ("IRS") determination letter with respect to the qualification of each ERISA Plan which is intended to be a qualified plan within the meaning of Section 401(a) of the Code ("Qualified Plan"), (v) all discrimination tests performed during the last three (3) plan years with respect to each Qualified Plan, and (vi) all administrative service agreements (including agreements with Professional Employee Organizations), group annuity contracts, group insurance contracts, and similar written agreements and contracts relating to any Employee Benefit Plan. All annual reports (Form Series 5500) required to be filed with respect to each ERISA Plan on or prior to the Closing has been, or will be prior the Closing, timely filed.

     (d) The Parent, Holdings or each Company, as applicable, have timely amended each Qualified Plan with respect to the so called "GUST Amendments" and each such Qualified Plan is a qualified plan within the meaning of Section 401(a) of the Code and is otherwise in compliance in all material respects with the provisions of the Code both in form and in operation.

     (e) With respect to each Employee Benefit Plan, Holdings or the applicable Company will have made, on or before the Closing Date, all contributions required to be made on or prior to such date and will have accrued (in accordance with GAAP) as of the Closing Date all contributions accrued but not yet payable as of the Closing Date, including with respect to any self funded medical benefit plan, a reasonable and appropriate accrual for incurred but not reported claims.

     (f) Except as set forth on Schedule 2.23(f), none of the Employee Benefit Plans promises or provides retiree medical or other retiree welfare benefits to any person except as required by applicable law and neither Holdings nor either

Company has represented, promised, or contracted to provide such retiree benefits to any employee, former employee, director, consultant or other person except as required by law.

     (g) All Employee Benefit Plans are, and have been, maintained and administered in material compliance with their provisions and with all applicable laws, including ERISA, COBRA, the Family Medical Leave Act of 1993, the Womens' Health and Cancer Rights Act, the Newborns' and Mothers' Health Protection Act, and the Health Insurance Portability and Accountability Act of 1996, the Code, and any similar provisions of state law applicable to employees of the Companies. All fiduciaries of the Employee Benefit Plans have materially complied with the provisions of the Employee Benefit Plans and with all applicable laws, including ERISA and the Code, with respect to the maintenance and administration of the Employee Benefit Plans. No "prohibited transaction" within the meaning of Section 4975 of the Code or Sections 406 or 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any ERISA Plan.

     (h) Except to the extent disclosed on Schedule 2.23, neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from either Company under any Employee Benefit Plans, (ii) increase any benefits otherwise payable under any Employee Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits payable under any Employee Benefit Plans to any extent. Each Employee Benefit Plan can be amended, terminated or otherwise discontinued in accordance with its terms without liability to either Company or any ERISA Affiliate; provided, however, that the termination of any Qualified Plan will require full vesting of all participant's accounts and benefits.

     (i) There are no pending claims or legal proceedings (other than routine benefit claims), involving any Employee Benefit Plan, the assets of any of the trusts under such plans, either Company as the plan sponsor, as applicable, the plan administrator or any fiduciary of any such plan. There are no investigations or audits pending or threatened by the IRS, the Department of Labor, the Pension Benefit Guaranty Association or any other governmental agency of any Employee Benefit Plans, any trusts under such plans, either Company as the plan sponsor, as applicable, the plan administrator or any fiduciary of any such plan that have been instituted or threatened.

     (j) Neither Company has the obligation to maintain, establish, sponsor, participate in, or contribute to any Employee Benefit Plan for the benefit of any employee, former employee, director or consultant of either Company or any ERISA Affiliate who performs services outside of the United States.

     Section 2.24. Compensation. The Companies have provided to the Buyer a full and complete list of each director, officer, employee or consultant of each Company, and each such person whose activities are related to the Business (other than those officers and directors separately designated on Schedule 2.24 who are employees of Parent or any of its subsidiaries other than the Companies), specifying their names and job designations, the total amount paid or payable, the basis of such compensation, whether fixed or commission or a combination thereof, and their current rate of pay, and shall provide to the Buyer an update of such list immediately prior to the Closing.

Section 2.25. Certain Advances. Other than as set forth on Schedule 2.25, there are no receivables of either Company owing by directors, officers, employees, consultants or shareholders of Holdings, either Company, or the Parent, or owing by any affiliate of any director or officer of Holdings, either Company, or the Parent, other than advances in the ordinary and usual course of business to officers, employees or consultants for reimbursable business expenses, and advances to employees for reimbursable personal expenses not exceeding $5,000 in the aggregate.

     Section 2.26. Related Parties. Except as set forth on Schedule 2.26, no officer or director of Holdings, either Company or the Parent, or any affiliate of any such person, has, either directly or indirectly (a) an interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Companies or in the Business (other than a de minimis ownership of less than 1% of a publicly traded corporation), or (b) a beneficial interest, or alleges a claim of beneficial interest, in any contract or agreement to which either Company is a party or by which it may be bound. Schedule 2.26 lists and describes all Related Party Agreements and any beneficial interest or claim of beneficial interest of Holdings, the Parent or any other affiliate of the Parent in any property, asset, right or business owned, leased or used by either Company, as well as any beneficial interest or claim of beneficial interest of either Company in any property, asset, right or business owned, leased or used by Holdings, the Parent or any other affiliate of the Parent.

     Section 2.27. Licenses and Permits. Each Company, on behalf of itself and its respective officers, directors, affiliates, agents, employees and authorized representatives, has obtained and is in compliance with, and Schedule 2.27 contains a correct and complete list of, all necessary licenses, permits, consents, approvals, orders, certificates and authorizations pertaining to the Business or either Company (including, without limitation, such items relating to insurance regulatory matters, but not including Statutory Insurance Statements filed in the ordinary course of business) (collectively, "Licenses and Permits"). There are no proceedings pending or, to the knowledge of either Company, Holdings or the Parent, threatened which may result in the revocation, cancellation or suspension, or any adverse modification, of any such Licenses and Permits, nor are there any facts which may give rise to such proceedings. All such Licenses and Permits are in full force and effect and will not be affected or made subject to loss, limitation or any obligation to reapply as a result of the transactions contemplated in this Agreement. Without limiting the generality of the foregoing, (a) the Companies hold all licenses necessary to transact their respective insurance businesses as presently conducted and do not transact insurance business in any jurisdiction in which they do not hold a license to conduct such business, and (b) all employees of the Companies who engage in any activity relating to the Business requiring licensure, individually or on behalf of the Companies, have all requisite licenses, except in jurisdictions where any such license referred to in clauses (a) and (b) is not material to the conduct of the Business and can be prospectively obtained without any penalty (other than delinquent fees which are not more than $2,500 individually or $10,000 in the aggregate).

     Section 2.28. Proprietary Rights. Schedule 2.28 contains a full and complete list of all trademarks, trade names, service marks, copyrights and patents, or applications therefor, owned or used by either Company or, in connection with the Business, by Holdings, the Parent or any other affiliate of the Parent. Each Company owns or possesses, or shall own and possess as of the Closing Date, adequate licenses or other rights to use all patents, patent applications, trademarks, trademark registrations, applications for trademark registrations, trade secrets, service marks, service mark registrations, applications for service mark registrations, trade names, labels, slogans, claims of copyright, copyright registrations, applications for copyright registrations, copyrights, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used in the Business, and the same are sufficient to conduct the Business as it has been and is now being conducted. To the knowledge of either Company, Holdings or the Parent: (a) the operations of the Companies do not conflict with or infringe any Proprietary Rights owned, possessed or used by any third party; (b) there are no third parties whose operations conflict with or infringe any Proprietary Rights owned, possessed or used by either Company; and (c) there are no facts which would reasonably serve as a basis of any claim that either Company, as applicable, does not have the unrestricted right to use, free of any rights or claims of others, all Proprietary Rights in the development, provision, use, sale or other disposition of any or all products or services presently being, or contemplated to be, used, furnished or sold in the Business.

     Section 2.29. Labor.

     There are no labor controversies pending or threatened against either Company or with respect to the Business.

     Section 2.30. Compliance with Practices and Law. Except as set forth on
Schedule 2.30, the Business (including reserving, marketing, investment, financial, claims, underwriting, premium collection and refunding and other practices) is being conducted and has been conducted, in all material respects, in accordance with accepted insurance company practices and with all applicable laws, rules, regulations, orders and other requirements of governmental authorities, including, without limitation, ERISA, the Gramm-Leach-Bliley Act and state insurance laws implementing the same, the Fair Credit Reporting Act, all Environmental Laws, all laws, regulations and orders relating to insurance regulation, antitrust or trade regulation, computer software licensing, employment practices and procedures, the health and safety of employees and consumer credit. None of Holdings, either Company, the Parent or any other affiliate of the Parent has received within the last five years any notice of alleged violations of any laws, rules, regulations, orders or other requirements of governmental authorities in connection with the Business, except in the case where such violations do not materially adversely affect the Business and can be cured by the payment of a penalty of not more than $2,500 per violation or $10,000 in the aggregate.

     Section 2.31. Litigation. There is no claim, dispute, action, proceeding, suit, appeal, investigation or inquiry, at law or in equity (collectively, "Litigation"), involving either Company, or with respect to the Business or the Companies, Holdings, the Parent or any other affiliate of the Parent, or involving any of their assets or properties and, to the knowledge of either Company, Holdings and the Parent, none has been threatened or is in prospect against either Company, or, with respect to the Business or the Companies,

Holdings, the Parent or any other affiliate of the Parent. Neither Company, nor, with respect to the Business or the Companies, Holdings, the Parent or any other affiliate of the Parent, is subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal. There is no Litigation pending, or, to the knowledge of either Company, Holdings or the Parent, threatened with respect to the execution, delivery or performance of this Agreement by the Companies, Holdings and the Parent. For purposes of this Agreement, Litigation shall not include suits by third parties against policyholders in the ordinary course of business within applicable policy limits.

     Section 2.32. No Conflict. Except as set forth on Schedule 2.32, the execution and delivery of this Agreement and any Transaction Agreement by the Companies, Holdings and the Parent, as the case may be, and the performance of their respective obligations hereunder or thereunder, (a) are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the charter documents or bylaws of Holdings, the Companies or the Parent, or any note, debt instrument, security agreement, lease, deed of trust or mortgage, license, franchise, permit or any other contract, agreement or commitment binding upon Holdings, the Companies, the Parent or any of their affiliates, or any of their assets or properties; (b) will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of either Company; (c) will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over Holdings, the Companies, the Parent and any of their affiliates, or any of the assets or properties of either Company; and (d) will not violate, conflict with or result in the breach of any of the terms of, result in any modification of, accelerate or permit the acceleration of the performance required by, otherwise give any other contracting party the right to terminate, or constitute (with notice or lapse of time, or both) a default under, any agreement to which any of the Companies is a party or by or to which any of the Companies or any of their respective assets or properties may be subject.

     Section 2.33. Consents. Schedule 2.33 contains a full and complete list of all necessary permits, authorizations, consents, waivers and approvals of third parties, including all governmental entities, required to be obtained by Holdings, either Company, the Parent or any other affiliate of the Parent in connection with the execution and delivery of this Agreement and any applicable Transaction Agreement by the Companies, Holdings or the Parent and the performance of their respective obligations hereunder.

     Section 2.34. Taxes.

     (a) Definitions. For the purposes of this Agreement, the following definitions shall apply:

          (i) "Applicable Tax Law" means any Law of any nation, state, region, province, locality, municipality or other jurisdiction relating to Taxes, as defined below, including regulations and other official pronouncements of any governmental entity or political subdivision of such jurisdiction charged with interpreting such Laws.

          (ii) "Post-Effective Period" means, with respect to the Companies, any Tax Period (as defined below) beginning after the Closing Date and the portion of any Straddle Period (as defined below) beginning after the Closing Date.

          (iii) "Pre-Effective Period" means, with respect to the Companies, any Tax Period ending on or before the Closing Date and the portion of any Straddle Period ending on the Closing Date.

          (iv) "Straddle Period" means, with respect to the Companies, any Tax Period that begins before and ends after the Closing Date.

          (v)  "Taxes" mean:

               (A) any income, corporation, gross income, gross receipts, franchise, profits, gains, capital stock, capital duty, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, excise, occupation, sales, use, value added, payroll, premium, property, or windfall profits tax, estimated, ad valorem or excise tax, alternative or add-on minimum tax or other similar tax (including any fee, assessment or other charge in the nature of or in lieu of any tax) imposed by any governmental entity (whether national, local, municipal or otherwise, domestic or foreign) or political subdivision thereof;

               (B) any interest, penalties, additions to tax or similar charges; and

               (C) any liability for the payment of any amount of any tax described in clause (A) as a result of either Company being a successor to or transferee of any other corporation at any time on or prior to the Closing Date, any liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group (whether any of the foregoing are imposed by law, contractual agreement or otherwise).

          (vi) "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision, including any governmental or quasi-governmental entity or agency that imposes, or is charged with collecting, social security or similar charges or premiums.

          (vii) "Tax Period" means, with respect to any Tax, the period for which the Tax is reported as provided under Applicable Tax Laws.

          (viii) "Tax Returns" mean any or all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes, and any claims for refunds of Taxes, including any amendments or supplements to any of the foregoing.

          (ix) "Code" means the Internal Revenue Code of 1986, as amended. All citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto.

     (b)  Filing of Tax Returns. Except as set forth on Schedule 2.34:

          (i) Each Company, and, with respect to the Business or the Companies, Holdings and the Parent, have timely filed all Tax Returns, statements and reports, including any attachment thereto or amendment thereof, with respect to Taxes required to be filed with any Tax Authority through the date hereof with the appropriate Tax Authorities and shall prepare and timely file, in a manner consistent with prior years and applicable law and regulations, all Tax Returns required to be filed on or before the Closing Date.

          (ii) All Tax Returns are true and correct in all material respects, and Taxes relating to the Companies, and, with respect to the Business or the Companies, Holdings and the Parent, which are due to, or claimed to be due from them by, any Tax Authority have been paid.

          (iii) There is no investigation or other proceeding pending, or, to the knowledge of either Company, Holdings or the Parent, threatened or expected to be commenced by any Tax Authority for any jurisdiction where either Company, or, with respect to the Business or the Companies, Holdings or the Parent, does not file Tax Returns with respect to a given Tax that may lead to an assertion by such Tax Authority that either Company, or, with respect to the Business or the Companies, Holdings or the Parent, is or may be subject to a given Tax in such jurisdiction.

          (iv) Neither Company, nor any consolidated, combined or unitary group that includes either Company is currently the beneficiary of any extension of time within which to file a Tax Return.

     (c) Payment of Taxes. Except as set forth on Schedule 2.34, each Company, and, with respect to the Business or the Companies, Holdings and the Parent, have paid, and as of the Closing Date each Company, and, with respect to the Business or the Companies, Holdings and the Parent, will have paid, or established sufficient reserves for, each material Tax owing (whether current or deferred) with respect to the assets, ownership, operations and activities of the Companies, and, with respect to the Business or the Companies, Holdings and the Parent, whether or not shown on any Tax Return, and has withheld and paid each material Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other party.

     (d) Asset Ownership/Partnership Interests. Except as set forth on Schedule 2.34, each asset with respect to which either Company, or, with respect to the Business or the Companies, Holdings or the Parent, claims depreciation, amortization or similar expense for Tax purposes is owned for Tax purposes by either Company, or, with respect to the Business or the Companies, Holdings or the Parent, under Applicable Tax Law. Except as set forth on Schedule 2.34, neither Company owns, directly or indirectly, any interest in any entity classified as a partnership for United States Federal income tax purposes.

     (e) Tax Audit History. Except as set forth on Schedule 2.34, there are currently no audits or examinations of, or actions or proceedings relating to, any Tax Return of either Company, or, with respect to the Business or the Companies, Holdings or the Parent, or which includes either Company, or, with respect to the Business or the Companies, Holdings or the Parent, presently in progress or of which Holdings, either Company or the Parent has received notice. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Returns which include either Company, or, with respect to the Business or the Companies, Holdings or the Parent. No deficiencies for any Taxes have been proposed, asserted or assessed against either Company, or, with respect to the Business or the Companies, Holdings or the Parent, other than such deficiencies as are fully reflected as a liability in the financial statements of Holdings, either Company, or the Parent, as applicable, or are being contested and an adequate reserve therefor has been established and is fully reflected in the financial statements of either Company, as applicable. The amount of the reserve reflected in the most current quarterly financial statements of each Company for any potential (asserted or unasserted) tax deficiency is set forth on Schedule 2.34.

     (f) Tax Liens. Except as set forth on Schedule 2.34, there are no liens for Taxes upon the assets of either Company except liens for current Taxes not yet due or payable or liens imposed for nonpayment of Taxes which are currently being contested in good faith, and for which adequate reserves are reflected in the financial statements.

     (g) Tax Sharing or Allocation Agreements. Except as set forth on Schedule 2.34, neither Company is party to or bound by (nor will either Company, prior to the Closing Date, become a party to or bound by) any tax indemnity, tax sharing or tax allocation agreement or arrangement.

     (h) Closing Agreements. Except as set forth on Schedule 2.34, neither Holdings, either Company nor the Parent, as agent of the consolidated, combined or unitary group that includes any Company, has executed, become subject to or entered into any "closing agreement" as defined in Section 7121 of the Code or any similar or predecessor provision thereof under the Code or other Applicable Tax Law.

     (i) Inter-Company Transactions. Except as set forth on Schedule 2.34, neither Company will have any taxable income or gain as a result of prior inter-company transactions that will be taken into account as a result of the changes in ownership contemplated by this Agreement.

     (j) Requests for Changes in Method of Accounting/Ruling Requests. Except as set forth on Schedule 2.34:

          (i) Neither Company, nor, with respect to the Business or the Companies, Holdings nor the Parent, has agreed (nor has any agreement been made on its behalf) to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method, and there is no application pending with any Taxing Authority requesting permission for any changes in any accounting method.

          (ii) There are no outstanding rulings, or requests for rulings, with any Tax Authority addressed, directly or indirectly, to Holdings, either Company, or the Parent that are, or if issued would be binding upon either Company for any Post-Effective Period.

      (k) Tax Elections and Special Tax Status. Except as set forth on Schedule 2.34:

          (i) Safe Harbor Leases. Neither Company is a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982.

          (ii) United States Real Property Holding Corporation. Neither Company is, nor has been, a United States real property holding corporation within the meaning of Section 897(c) (1)(A)(ii) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code and the Buyer is not required to withhold tax on the purchase of the Shares by reason of
     Section 1445 of the Code.

          (iii) Foreign Person. Neither Company is a "foreign person" (as that term is defined in Section 1445 of the Code).

          (iv) Certain Compensatory Arrangements. Neither Company has currently in effect any compensatory agreements with respect to the performance of services for which payment thereunder would result in a nondeductible expense pursuant to Section 280G or Section 162(m) of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code.

     (l) International Boycott Determination. Except as set forth on Schedule 2.34, neither Holdings, either Company, nor the Parent has participated in an international boycott as defined in Section 999 of the Code.

     (m) Tax Basis and Tax Attributes. The Companies maintain, and have made available to the Buyer, accurate and complete descriptions of the following items:

          (i)  each Company's basis in its respective assets; and

          (ii) each Company's tax carryovers (including net operating loss carryovers and alternative minimum tax balances), excess loss accounts, tax elections made by any member of Holdings' group of consolidated companies affecting either Company, and deferred inter-company transactions in Holdings' consolidated group.

     Section 2.35. Underlying Documents. All underlying documents listed or described in the Company Disclosure Schedule have heretofore been made available to the Buyer or its representatives, except as expressly noted in the Company Disclosure Schedule. All such documents furnished to the Buyer or its representatives are true and complete copies, and there are no amendments or modifications thereto, except as expressly noted in the Company Disclosure Schedule. The minute books of each Company contain full, complete and accurate records of all meetings and other corporate actions taken by the directors and shareholders of each Company. All portions of the minute books of Holdings or the Parent that relate to either Company or the Business have been provided to Buyer, and such portions are full, complete and accurate records.

     Section 2.36. Insurance Business, Market Conduct and Bad Faith Claims.

     (a) To the knowledge of either Company, Holdings or the Parent, there are no facts or circumstances related to the Business that could reasonably be expected to result in Holdings, either Company or the Parent being liable for any bad faith claim or any market conduct claim with respect to their respective
(i) claims-making procedures or (ii) marketing and sale of insurance products.

     (b) To the knowledge of either Company, Holdings or the Parent, all benefits claimed by any person under any insurance contract written by MEEMIC Insurance have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the contracts under which they arose, such payments were not materially delinquent and were paid (or will be paid) without fines or penalties, except for any such claim for benefits for which MEEMIC Insurance reasonably believes or believed that there is a reasonable basis to contest payment and is taking such action.

     (c) The underwriting standards utilized and rates and rating factors and criteria applied by MEEMIC Insurance with respect to its outstanding insurance contracts as of the date hereof have been previously disclosed to Buyer and with respect to any such contract reinsured in whole or in part, conform in all material respects to the standards and ratings required pursuant to the terms of the related reinsurance, coinsurance, or other similar contracts.

     (d) Each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for the Companies, to the extent required by law, was duly appointed by MEEMIC Insurance to act as its agent and was, to the knowledge of either Company, Holdings or the Parent, as the case may be, duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for MEEMIC Insurance, and, to the knowledge of either Company, Holdings or the Parent, no such insurance agent or broker violated (or with or without notice or lapse of time or both would have violated) in any material respect any term or provision of any law or regulation applicable to any aspect (including but not limited to, the marketing, sale or production) of the business of MEEMIC Insurance.

     (e) No outstanding insurance contract issued, reinsured, or underwritten by MEEMIC Insurance entitles the holder thereof or any other person to receive dividends, distributions, or to share in the income of MEEMIC Insurance or to receive any other benefits based on the revenues or earnings of MEEMIC Insurance or any other person.

     (f) All outstanding insurance contracts issued, reinsured, or underwritten by MEEMIC Insurance are, to the extent required under applicable laws, on forms which were submitted to and approved by the insurance regulatory authority of the jurisdiction where such insurance contracts were issued or delivered, or have been filed with and not objected to by such authority within the period provided for objection. The rates charged for insurance under the insurance contracts issued by MEEMIC Insurance have been determined in accordance with usual and customary actuarial principles and practices, and are not based upon any underwriting factors prohibited by law.

     (g) Set forth on Schedule 2.36(g) is and shall be the number of in-force insurance contracts written by MEEMIC Insurance as of each of December 31, 2004, the date that is the end of the calendar month prior to the date of this Agreement and the date that is the end of the calendar month prior to the date of Closing.

     (h) To the knowledge of either Company, Holdings or the Parent, there have been no accidents, injuries or claims occurring in the State of Michigan that are insured in whole or in part by a private passenger auto policy issued by MEEMIC Insurance to a non-Michigan resident ("PIP Claims").

     Section 2.37. Assets Necessary to Business. The Included Assets include all property and assets, tangible and intangible, and all leases, licenses and other agreements, which, together with the Excluded Assets, are necessary to permit the Buyer to carry on, or are currently used or held for use in, the Business as presently conducted.

     Section 2.38. Brokers or Finders. Neither Company has incurred, nor will either of them incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     Section 2.39. Adverse Communications. Except as set forth on Schedule 2.39, neither Holdings, the Companies nor the Parent has received or is aware of:

     (a) any communication from A.M. Best, or any other fact or circumstance, inconsistent with the expectation that MEEMIC Insurance will retain an A.M. Best rating of at least "A-";

     (b) any communication from any agent, broker or third party administrator which generates for MEEMIC Insurance, either directly or indirectly, more than $50,000 in annual gross written premium, which communication cancelled, gave notice of cancellation or threatened cancellation of the relationship between it and MEEMIC Insurance or the relationship between it and any of its insureds; or

     (c) any communication from any insurance regulatory authority which alleged or complained that the Companies, or made inquiry to determine whether the Companies, had not complied with any law or regulation in any material respect.

     Section 2.40. Agents, Brokers and TPA's.

     Schedule 2.40 lists each person through which the Companies place or sell insurance who have generated gross written premium on MEEMIC Insurance's policies since January 1, 2003, including therein (i) the amount per year generated by each such person of gross written premium on MEEMIC Insurance's policies and (ii) any loans by Holdings or either of the Companies to any such persons or any affiliate thereof outstanding at any time during the period since January 1, 2003. Neither Company, Holdings nor the Parent has been advised in writing that any agent or broker listed on Schedule 2.40 intends to cancel its relationship with any of the Companies or any relationship between it and any insured of MEEMIC Insurance or reduce its writings with or through MEEMIC Insurance.

     Section 2.41. Computer Hardware and Software.

     (a) The computer hardware and software systems of the Companies are functioning in all material respects in accordance with their respective functional specifications.

     (b) Such computer hardware and software systems are sufficient to meet in all material respects all current management information, financial reporting, underwriting and claims processing needs.

     (c) The Companies have, either through ownership or through a valid lease or license, all material rights necessary to use such computer hardware and software systems in the manner and for the purposes they are currently used.

     (d) The Companies are currently obtaining maintenance services sufficient to keep such computer hardware and software systems in good operating condition.

     (e) The Companies, through daily back-ups, are currently storing all computerized data at off-site premises adequate for such purpose.

     Section 2.42. The Foundation. (a) MEEMIC Insurance is the sole member of The MEEMIC Foundation for the Future of Education, a Michigan not-for-profit corporation that is duly organized, validly existing and in good standing under the laws of Michigan (the "Foundation"). Prior to the date hereof, Holdings has made available to the Buyer true and complete copies of the articles of incorporation and bylaws of the Foundation, as currently in effect. Since its inception, the only activities the Foundation has conducted has been to provide financial assistance to students, educators and schools in the form of mini-grants and scholarships and to manage a portfolio of investments made by the Foundation upon the receipt of cash contributions from MEEMIC Insurance, and the Foundation has all requisite corporate power and authority to own such investment assets as are now owned and to conduct such activities as now conducted.

     (b) There has been made available to the Buyer a true, correct and complete copy of the balance sheet of the Foundation as of June 30, 2005 (the "Foundation Balance Sheet"). The Foundation Balance Sheet presents fairly the financial condition, assets and liabilities of the Foundation as of its date and has been prepared in accordance with GAAP in accordance with the books and records of the Foundation, which books and records are correct and complete in all material respects. The Foundation does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether or not required to be disclosed on a balance sheet prepared in accordance with GAAP, not fully or properly reflected or reserved against in the Foundation Balance Sheet.

     (c) The Foundation has never had any employees, has never paid any compensation of any kind to any directors or officers and has never maintained any employee benefit plans. The Foundations sole assets consist of cash and investments in marketable securities and the Foundation does not own or lease any other real or personal property (tangible or intangible). Holdings has provided to the Buyer a full and complete list of all the bank accounts and investment accounts of the Foundation, together with the names of persons authorized to draw thereon or direct investments with respect thereto. The Foundation is not a party to any contracts or agreements, whether written or oral, other than an oral agreement between the Foundation and MEEMIC Insurance pursuant to which MEEMIC Insurance provides certain accounting and support services to the Foundation in exchange for $3,000 per calendar quarter.

     (d) The Foundation has made all requisite filings with the Attorney General of the State of Michigan and all other federal, state and local governmental authorities regulating charitable organizations. The Foundation, its directors, its officers and MEEMIC Insurance, as member, have not engaged in any activity that would constitute a breach of fiduciary duty and have not engaged in any activity which could result in the assessment of taxes or penalties or could jeopardize the Foundation's tax exempt status, including, without limitation, self dealing (as proscribed by Section 4941 of the Code), failure to distribute income (as proscribed by Section 4942 of the Code), maintaining excess business holdings (as proscribed by Section 4943 of the Code), making jeopardy investments (as proscribed by Section 4943 of the Code) or making taxable expenditures (as proscribed by Section 4945 the Code). The Foundation is conducting, and has conducted, its activities in accordance with all applicable laws, rules, regulations, orders and other requirements of governmental authorities, in all material respects. None of Holdings, either Company, the Foundation, the Parent or any other affiliate of the Parent has received any notice of alleged violations of any laws, rules, regulations, orders or other requirements of governmental authorities in connection with the Foundation.

     (e) The Foundation has received a determination letter from the IRS confirming that the Foundation is a private foundation exempt from federal income tax under Section 501(c)(3) of the Code. The Foundation has timely filed all Tax Returns, statements and reports, including any attachment thereto or amendment thereof, with respect to Taxes required to be filed with any Tax Authority through the date hereof with the appropriate Tax Authorities and shall prepare and timely file, in a manner consistent with prior years and applicable law and regulations, all Tax Returns required to be filed on or before the Closing Date. All Tax Returns are true and correct, and Taxes relating to the Foundation, which are due to, or claimed to be due from them by, any Tax Authority have been paid. There are currently no audits or examinations of, or actions or proceedings relating to, any Tax Return of the Foundation.

     (f) There is no Litigation involving the Foundation or any of its assets and, to the knowledge of either Company, Holdings or the Parent, none has been threatened or is in prospect against the Foundation. The Foundation is not subject to any order, writ, injunction or decree of any court, agency, authority, arbitration panel or other tribunal.

     Section 2.43. Disclosure of Material Facts. The representations, warranties and information contained in this Article II and in the Company Disclosure Schedule, and any other documents or information furnished to the Buyer by or on behalf of the Companies, the Parent or Holdings, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer makes the following representations and warranties, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date (other than those representations and warranties provided as of a specific date), and shall survive the Closing as herein provided. All representations and warranties of the Buyer are made subject to the exceptions specifically disclosed by the Buyer in the disclosure schedule delivered contemporaneously with the execution of this Agreement, which shall consist of the aggregate of Schedules specifically set forth in this Article (the "Buyer Disclosure Schedule").

     Section 3.1. Incorporation and Good Standing of the Buyer. The Buyer is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Michigan.

     Section 3.2. Validity of Agreement. The Buyer has full corporate power and authority to execute and deliver this Agreement and any applicable Transaction Agreement. This Agreement constitutes, and each Transaction Agreement to which the Buyer is a party, when executed and delivered, will constitute, the valid and binding obligation of the Buyer, as applicable, enforceable against the Buyer in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally. The execution and delivery of this Agreement and any applicable Transaction Agreement by the Buyer, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the boards of directors of the Buyer and, as required, its respective corporate parents, and such executions and delivery do not require the consent, approval or authorization of any other person, public authority or entity.

     Section 3.3. No Conflict. The execution and delivery of this Agreement and any Transaction Agreement by the Buyer, and the performance of its obligations hereunder or thereunder, are not in violation or breach of, and will not conflict with or constitute a default under, any of the terms of the articles of incorporation or bylaws of the Buyer, or any note, debt instrument, security instrument, deed of trust or mortgage or any other contract, agreement or commitment binding upon the Buyer or its assets or properties, and will not result in the creation or imposition of any lien, encumbrance, equity or restriction in favor of any third party upon any of the assets or properties of the Buyer, or conflict with or violate any applicable law, regulation, judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Buyer or its assets or properties.

     Section 3.4. Consents. Schedule 3.4 contains a full and complete list of all necessary permits, authorizations, consents, waivers and approvals of third parties, including all governmental entities, required to be obtained by the Buyer or any other affiliate of the Buyer in connection with the execution and delivery of this Agreement and any applicable Transaction Agreement by the Buyer and the performance of its obligations hereunder.

     Section 3.5. Brokers or Finders. Except as set forth on Schedule 3.5, the Buyer has not incurred, nor will the Buyer incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

     Section 3.6. Financing. The Buyer has sufficient cash, or access to cash, to fund the Purchase Price.

                                   ARTICLE IV
                                    COVENANTS

     Section 4.1. Conduct of Business. Except for matters required by this Agreement, and such other matters, if any, as may be consented to by the Buyer in writing, from the date of this Agreement until the Closing Date, each Company, and, with respect to the Business or the Companies, Holdings and the

Parent, shall, and MEEMIC Insurance shall cause the Foundation to, (a) conduct business only in the ordinary and usual course and shall not engage in any activity or enter into any transaction outside the ordinary and usual course of business, (b) maintain in effect all licenses and permits necessary to carry on its business as currently conducted, (c) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of its assets, properties, business, operations, employees, officers or directors, and (d) shall not enter into any material contracts. Each Company, and, with respect to the Business or the Companies, Holdings and the Parent, shall, and MEEMIC Insurance shall cause the Foundation to, maintain its minute books, stock record and transfer books and accounts and records in the ordinary and usual manner and in accordance with GAAP and SAP, as applicable.

     Section 4.2. Preservation of Business. Except for matters required by this Agreement, and such other matters, if any, as may be consented to by the Buyer in writing, from the date of this Agreement until the Closing Date, the Companies, and, with respect to the Business or the Companies, Holdings and the Parent, shall each use its best efforts to preserve intact its business organization and to preserve the goodwill of the Companies as to employees, suppliers, customers and others having business relations with the Companies. Without limitation of the foregoing, the Companies, and, with respect to the Business or the Companies, Holdings and the Parent, shall continue to service the Business as it has been serviced prior to January 1, 2005, including keeping all claims service current. In order to further preserve employee goodwill as relates to the transactions contemplated by this Agreement, the Companies, Holdings and the Parent agree that they will not disseminate any written materials to employees of the Companies (other than copies of press releases approved pursuant to Section 4.7 below), or otherwise conduct any formal presentations, regarding the transactions contemplated by this Agreement without first obtaining the prior approval of the Buyer.

     Section 4.3. Negative Covenants. Except as contemplated by this Agreement, from the date of this Agreement through the Closing Date, (a) neither Holdings, either Company nor the Parent shall, and MEEMIC Insurance shall cause the Foundation not to, without the prior written consent of the Buyer, take or cause to be taken any action described in clauses (c) through (t) of Section 2.9 hereof; provided, however, that the Companies shall be permitted, to the extent lawfully allowed, to authorize, declare and pay to Holdings cash dividends on the Shares in an aggregate amount not to exceed $73,000,000 less the amount of the Prior 2005 Dividends (the "Permitted Dividend"), and (b) neither Company nor the Foundation shall, without the prior written consent of the Buyer, enter into any Related Party Agreement.

     Section 4.4. Updating of the Company Disclosure Schedule. From the date hereof until the Closing Date, the Companies, Holdings and the Parent (a) shall keep current the Company Disclosure Schedule and (b) shall promptly notify the Buyer of any changes or additions or events which may, after the lapse of time, cause any change or addition in the Company Disclosure Schedule which could reasonably be determined to result in a Material Adverse Effect. In addition to the foregoing, the Companies shall provide the Buyer with a written report on the date that is thirty (30) days from the date hereof, and following each additional thirty-day (30-day) period thereafter until the Closing Date with an updated, final Company Disclosure Schedule to be delivered on the Closing Date, advising the Buyer whether there have been any changes to the information in the Company Disclosure Schedule since the date of the previous update and if so, advising the Buyer in writing of such changes. From the date hereof until the Closing Date, the Buyer shall keep current the Buyer Disclosure Schedule and shall promptly notify the Parent of any changes or additions or events which may, after the lapse of time, cause any change or addition to the Buyer Disclosure Schedule. This covenant and any notices by the Companies, Holdings or the Parent, on the one hand, or the Buyer, on the other, hereunder shall not be deemed in any way to constitute a waiver by the counterparty of the conditions herein, which provides in part that the representations and warranties of each of the Companies, Holdings and the Parent, on the one hand, and the Buyer, on the other, set forth herein shall be true and correct on the date hereof and on the Closing Date, nor shall any such notices cure any breach of any representation or warranty which is inaccurate.

     Section 4.5. Access to Information. Upon reasonable notice and subject to applicable laws relating to the exchange of information and to the Confidentiality Agreement dated March 14, 2005 (the "Confidentiality Agreement"), each of the Buyer, the Companies, Holdings and Parent shall afford to the officers, employees, accountants, counsel and other representatives of the other party, access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments and records and, during such period, each of the Buyer, the Companies, Holdings and Parent shall, and shall cause their respective subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or state insurance laws; (ii) all other information concerning its business, properties and personnel as such party may reasonably request; and (iii) any other information, confidential or otherwise, relating to the Agreement or the Transaction Agreements which has not been provided to the other party and is necessary for disclosure in the filing to be made under the HSR Act or the filings of any Form A or Form D to be filed with the Michigan Office of Financial and Insurance Services. Without limiting the generality of the foregoing, upon the Buyer's request, the Companies shall also give the Buyer or its representatives access to meet with the employees of the Companies upon reasonable notice, during normal business hours and in a manner that shall not be unduly disruptive on the Business in order to allow the Buyer to make a presentation to the employees regarding the transactions contemplated by this Agreement. No investigation by any of the parties or their respective representatives shall affect the representations, warranties, covenants or conditions of the other set forth in this Agreement.

     Section 4.6. Fulfillment of Conditions and Covenants. No party will take any course of action inconsistent with satisfaction of the requirements or conditions applicable to it set forth in this Agreement. Each party shall promptly do all such acts and take all such measures as may be appropriate to enable it to perform as early as possible the obligations herein provided to be performed by it.

     Section 4.7. Press Releases. No party will issue or authorize to be issued any press release or similar announcement concerning this Agreement or any of the transactions contemplated hereby without the prior approval of the other parties, which approval shall not be unreasonably withheld and shall be given, following an opportunity to review and revise the scope and content of such disclosures, in order to allow compliance with the disclosure requirements of applicable securities laws and state regulatory laws.

     Section 4.8. Consents. Each party shall use its best efforts to obtain and to cooperate with each other party in the effort to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the transactions contemplated hereby or otherwise necessary or desirable for the Companies to continue operating the Business following the Closing, including, without limitation, consents with respect to the matters set forth on Schedule 2.33. Each party shall pay its own expenses in connection with fulfilling its obligations under this Section, except as set forth in Section
10.5 below. Each party shall provide to the other parties copies of all non-confidential portions of applications filed or submitted with governmental authorities in connection with this Agreement and shall keep the other parties apprised of the status of matters relating to the completion and approval of the transactions contemplated by this Agreement.

     Section 4.9. Certain Notifications. Each party shall promptly notify the others in writing of the occurrence of any event known to such party which will or could reasonably be expected to result in the failure to satisfy any of the conditions to the obligations of such other parties specified in this Agreement.

     Section 4.10. No Solicitation. Except as otherwise specifically contemplated by this Agreement, during the term of this Agreement, each Company, Holdings and the Parent agree that none of them, nor any of their respective affiliates, officers, directors, employees or representatives, shall, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than the Buyer or any affiliate, associate or designee of the Buyer) concerning any proposal for an acquisition of all or any substantial part of the business or properties of the Business or of any capital stock of Holdings or either Company, whether by merger, tender offer, purchase of assets or shares of capital stock or otherwise (an "Acquisition Proposal"). The Companies, Holdings and the Parent agree to promptly notify the Buyer if any Acquisition Proposal, offer or substantial contact with respect thereto is made by any person in writing.

     Section 4.11. Competitive Activities; Non-Solicitation of Employees.

     (a) Each of Holdings and the Parent agrees that, for a period ending on the fifth anniversary of the Closing Date (the "Restrictive Period"), it shall not, directly or indirectly, without the consent of the Buyer, engage, anywhere in the United States, in marketing, underwriting or servicing personal lines insurance to individuals (or their families) who are targeted because they are employed by educational institutions (the "Restricted Business"). Further, each of Holdings and the Parent agrees on its behalf and on behalf of its affiliate entities that none of them will participate, directly or indirectly, in the management or operation of, or become an investor in (other than with respect to ownership of less than one percent (1%) of the outstanding shares of any class of equity securities listed on a national securities exchange or quoted on the Nasdaq National Market or SmallCap System), any corporation, partnership entity, limited liability company, venture or enterprise of whatever kind, which is engaged in the Restricted Business anywhere in the United States; provided, however, that the foregoing limitation shall not apply to any entity that may hereafter become affiliated with the Parent as a result of such entity's acquisition of the Parent. Notwithstanding the restrictions set forth in this
Section 4.11, the Parent and its affiliated entities shall not be prohibited from continuing any existing marketing programs targeting non-educator affinity groups, such as healthcare providers, whose members may incidentally include educators.

     (b) Each of Holdings and the Parent agrees on its behalf and on behalf of its affiliate entities that none of them will, directly or indirectly, alone or with others, (i) during the Restrictive Period, solicit or assist anyone else in the solicitation of, any employee of any of the Companies to terminate his or her employment with any of the Companies, or (ii) until the second anniversary of the Closing Date, employ (or engage as a consultant) those individuals listed on Schedule 4.11(b).

     (c) If any provision contained in this Section 4.11 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Section, but this Section shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law. Holdings and the Parent each acknowledges that the Buyer would be irreparably harmed by any breach of this Section and that there would be no adequate remedy at law or in damages to compensate the Buyer for any such breach and that, in addition to any relief at law which may be available to the Buyer for such violation or breach or regardless of any other provision in this Agreement, the Buyer shall be entitled to injunctive and other equitable relief as the court may grant after considering the intent of this Section. Notwithstanding anything to the contrary in this Agreement, the Buyer's rights under this Section 4.11 may be assigned by the Buyer, without the consent of Holdings or the Parent, in connection with a sale of the Companies or the Business.

Section 4.12. Use of Names. Following the Closing Date, neither Holdings, the Parent nor any of their affiliates shall, directly or indirectly, without the prior written consent of the Buyer, make any use of the name "MEEMIC" or any derivative or variant thereof (for purposes of clarification, "make any use of" shall not include making reference to the Companies in any SEC, insurance regulatory or other presentation which relates to a period prior to the Closing). Immediately following the Closing, Holdings shall file an amendment to its certificate of incorporation to amend its name so as to not include the name "MEEMIC" or any derivative or variant thereof. Prior to the Closing, Holdings shall transfer and assign to MEEMIC Insurance or to MEEMIC Services, as directed by the Buyer, any and all rights to the name "MEEMIC", including, without limitation and registered trademarks and trade names and any common law rights to use such name, along with any other rights Holdings may have with respect to any other trademarks and trade names used in the Business.

     Section 4.13. Investment Portfolio. The Companies shall cause the investment portfolio of each Company to be maintained prior to the Closing in accordance with past investment policies and practices of Holdings.

     Section 4.14. General Release. At the Closing, Holdings and the Parent shall deliver a general release to the Buyer, in the form of Exhibit 4.14 attached hereto (the "General Release").

     Section 4.15. Intercompany Accounts and Contract. Schedule 4.15 contains a complete list of all intercompany balances, including loans and advances and commitments with respect thereto, in respect of the Companies or the Foundation, on the one hand, and Holdings, the Parent or Parent's affiliates (other than the Companies), on the other hand as of the last day of the calendar month ending immediately prior to the date of this Agreement. All intercompany balances listed on Schedule 4.15 (other than those between the Companies) shall have been satisfied and all commitments with respect thereto shall have been terminated on or before the Closing Date, other than the Final Tax Allocation Amount as provided in Section 5.1 below. The Parent shall cause all intercompany contracts or other arrangements (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities (including that certain Expense Allocation Agreement, dated July 1, 1999, between MEEMIC Insurance and ProNational Insurance Company) between or among the Companies or their affiliates to be unwound and amended, without liability or obligation to the Companies, to remove each of the Companies as a party to such intercompany contracts.

     Section 4.16. Environmental Audit. The Buyer, at its sole expense, may retain a firm engaged in the business of environmental engineering to conduct such environmental audits of any of the Real Property as the Buyer, in its sole discretion, shall consider necessary or appropriate.

     Section 4.17. Assumption of Severance Agreements. At the Closing, the Buyer shall assume the obligations of the Parent and Holdings under, (a) the Release and Severance Compensation Agreement, dated as of June 15, 2001, among the Parent, Holdings, MEEMIC Insurance and Lynn Kalinowski and (b) the Release and Severance Compensation Agreement, dated as of June 15, 2001, among the Parent, Holdings, MEEMIC Insurance and Christine Schmitt (together, the "Release and Severance Compensation Agreements"), to the extent that the Release and


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Severance Compensation Agreements have not otherwise been terminated in accordance with the terms and provisions of those certain letter agreements, dated as of November 4, 2005, among the Parent, Holdings and each of Lynn Kalinowski and Christine Schmitt pursuant to which the executives may be entitled to certain fees upon the consummation of the Acquisition (the "Success Fee Letters"). In the event that the Parent or Holdings default in their payment obligations under the Success Fee Letters, the Buyer, at its option, shall be entitled to cure such breach(es) and to seek reimbursement from the Parent and/or Holdings for the cost of curing such breach(es) as an indemnifiable claim hereunder.

     Section 4.18. Delivery of Business Records. The Companies, Holdings and the Parent, on or immediately prior to the Closing Date, shall deliver to the Buyer all material documents and records related to the Companies or the Business, including all stock records and corporate minute books of the Companies.

     Section 4.19. Financial Statements. The Parent and Holdings on the one hand, and the Buyer and the Companies on the other, shall reasonably cooperate with each other and each other's agents, including legal counsel and public accounting firms, in connection with the preparation, filing or subsequent examination of (a) financial statements prepared by the Parent or Holdings with respect to periods prior to the Closing Date, or (b) financial statements prepared by the Companies or the Buyer with respect to periods on or after the Closing Date. Such cooperation shall include each party making all applicable information and documents in its possession relating to the Companies available to the other party. Each of the parties shall also make available to the other party, as reasonably requested and available, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to financial information of the Companies, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to financial information of the Companies. Each requesting party shall reimburse the applicable counterparties for the reasonable costs and expenses incurred by each such counterparty in complying with this subsection. No party is required to provide the other with any confidential or proprietary information of either Company, Holdings, Parent, the Buyer or any of the Buyer's affiliates, as the case may be, after the Closing Date, except to the extent required for the filing of financial statements and resolution or investigation of such financial statements that relate to Pre-Effective Periods. Any information, documents and/or other assistance provided pursuant to this Section 4.18 shall be made without representation or warranty as to its accuracy (except to the extent otherwise represented or warranted to under Article II above).

     Section 4.20. Reserve Adequacy Audit. The parties agree that MEEMIC Insurance shall engage it current actuarial firm, or another independent actuarial consultant mutually acceptable to the parties (the "Actuary"), to conduct a normal reserve review as of each of December 31, 2005 and June 30, 2006 (the "Reserve Reviews"). In connection with the June 30, 2006 Reserve Review, the Actuary shall determine its best estimate of reserves (net of reinsurance, for purposes of this analysis all reinsurance balances are assumed to be valid and fully collectible) for loss and loss adjustment expense claim liability arising out of and in connection with accident periods ending on or before the Closing Date ("Actuary's Best Estimate"). The Actuary's Best Estimate shall be determined by calculating the best estimate of reserves as of December 31, 2005 and rolling forward such amount to the Closing Date by taking into account adjustments for claim payments during the period from December 31, 2005 up to the Closing Date and adding thereto the estimated amount of ultimate losses for claims incurred during such period, in each case as calculated in accordance with commonly accepted actuarial standards consistently applied; provided, however, that if the Closing occurs on or before January 6, 2006, the Actuary's Best Estimate will be calculated as of December 31, 2005 with no roll forward to the actual Closing Date. In the event that the Actuary's Best Estimate is greater than the amounts so reserved in the balance sheet of MEEMIC Insurance as of the Closing Date (or if the Closing occurs on or before January 6, 2005, the audited balance sheet of MEEMIC Insurance as of December 31, 2005), as prepared by MEEMIC Insurance consistent with the Balance Sheets, Holdings and the Parent agree (subject to the completion of the additional review process described below), jointly and severally, to pay to the Buyer the amount by which such excess amount exceeds $3,000,000, after factoring all of the associated tax benefits associated with the increase in reserves based on a marginal tax rate of 35% (such amount to be paid being referred to as the "Reserve Deficiency Reimbursement"). Holdings and the Parent will have the option of retaining a nationally recognized independent actuary of their choosing (the "Second Actuary") and at their cost to perform an independent review of reserves. If the results of the review of the Second Actuary result in a decrease in the Reserve Deficiency Reimbursement by more than $1,000,000, then the parties agree to have Actuary and the Second Actuary appoint a third actuary (the costs of which will be shared equally by Holdings and the Buyer) and the average of all three studies will be utilized for purposes of the calculation of the Reserve Deficiency Reimbursement. Each party shall be entitled to copies of the Reserve Review results when, and in the form, delivered by the Actuary, the Second Actuary and the third actuary (subject to each party delivering a standard form reserve release letter as may be requested by the applicable actuary). Holdings and/or the Parent shall remit the Reserve Deficiency Reimbursement to the Buyer within fifteen (15) days of receipt of the final June 30, 2006 Reserve Review results.

     Section 4.21. Continuation of Employee Plans.

     (a) From and after the Closing, the Employee Benefit Plans in effect as of the date of this Agreement and at the Closing, other than any Employee Benefit Plans sponsored by the Parent (including, without limitation the Stock Ownership Plan and any of the Parent's stock option plans) shall remain in effect with respect to the current and former employees of the Companies (the "Company Employees") covered by such Employee Benefit Plans at the Closing, until such time as the Buyer shall otherwise determine. The Buyer agrees that it will honor all Employee Benefit Plans in accordance with their terms as in effect at the Closing, subject to any amendment or termination thereof that may be required or permitted by the plans or applicable law. The Buyer will review all Employee Benefit Plans to determine whether to maintain, terminate or continue such plans.

     (b) Company Employees who continue in employment with the Companies ("Continuing Employees") who become participants in an employee benefit plan of the Buyer or its affiliates ("Buyer Employee Plan") shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes unless specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of the Companies or any predecessor thereto prior to the Closing; provided, however, that credit for benefit accrual purposes will be given only for purposes of the Buyer's vacation


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


policies or programs. In the event of any termination of any health plan of the Companies or consolidation with any health plan of the Buyer or its affiliates, the Buyer shall make available to Continuing Employees and their dependents employer-provided health coverage on substantially the same basis as it provides such coverage to other employees of the Buyer and its affiliates. Unless a Continuing Employee affirmatively terminates coverage under a health plan of Companies prior to the time that such Continuing Employee becomes eligible to participate in the Buyer's health plan, or unless a Continuing Employee and/or a dependent of a Continuing Employee has an event which, under the terms of the Companies' health plan, results in a loss of coverage, no coverage of any of the Continuing Employees or their dependents shall terminate under any of the Companies health plans prior to the time such Continuing Employees and their dependents become eligible to participate in the health plans, programs and benefits common to all employees of Buyer and their dependents. All Company Employees who cease participating in a Company health plan and become participants in a Buyer Employee Plan during any plan year shall receive credit toward the applicable deductible under the Buyer Employee Plan for any amounts paid by the employee under the Company's health plan during the applicable plan year, upon substantiation, in a form satisfactory to the Buyer that such payments have been made.

     (c) It is understood that the Buyer and the Companies are "at-will" employers. Nothing in this Section 4.21 shall be interpreted as preventing the Buyer or either Company from terminating the employment of any individual or from amending, modifying or terminating any Buyer Employee Plans, or any Employee Benefit Plans, or any benefits under any Buyer Employee Plans or any Employee Benefit Plans, or any other contracts, arrangements, commitments or understandings, in accordance with their terms and applicable law.

     (d) The Parent's board of directors shall determine that the Acquisition will result in a change of control as contemplated under the Parent's stock option plan, such that all outstanding options granted to employees of the Companies to purchase capital stock of the Parent which are not vested as of the Closing Date shall automatically vest upon the Closing, which vesting shall occur without cost to the Companies or the Buyer. Further, the Parent acknowledges and agrees that upon the consummation of the transactions contemplated by this Agreement, all "grant shares" issued to employees of the Companies under the Amended and Restated ProAssurance Corporation Stock Ownership Plan (the "Stock Ownership Plan") shall automatically vest and shall be transferred to participating employees' respective "Participant Accounts" (as defined in the Stock Ownership Plan), and the vesting of such grant shares shall occur without cost to the Companies or the Buyer.

     Section 4.22. Release of Holdings from Sales Representative Agreements. At the Closing, the Buyer shall assume all obligations of Holdings arising on or after the Closing Date under each Sales Representative Agreement, in effect as of the Closing Date, among MEEMIC Services, Holdings and each MEEMIC Services sales representative (the "Sales Representative Agreements"). In addition, following the Closing, the Buyer and MEEMIC Services shall use commercially reasonable efforts to have Holdings formally released from any obligations under the Sales Representative Agreements and shall endeavor to obtain such releases prior to the first anniversary of the Closing Date. Notwithstanding the foregoing, if the Buyer and MEEMIC Services have not had Holdings formally released from any such obligations, at any time after the second anniversary of the Closing Date, Holdings shall have the right, to the extent permitted under applicable law, to prospectively revoke any warranty made by it under any or all of the Sales Representative Agreements without recourse from the Companies or the Buyer.

                                   ARTICLE V
                                   TAX MATTERS


     Section 5.1. Tax Cooperation And Exchange of Information.

     (a)  Preparation and Filing of Tax Returns/Tax Return Review.

          (i) The Parent shall be responsible for filing Tax Returns on behalf of the Companies for tax periods through and including the Closing Date. In the case of the federal income Tax Return, such Tax Return shall include all items of income, gain, loss, deduction and credit attributable to either Company for the period covering the beginning of the Parent's current fiscal year through and including the Closing Date. In making such filing, the Parent shall not make a ratable allocation election under Treas. Reg. ss.1.1502-76(b)(2)(ii), but rather will make such filing based on the actual items of income, gain, loss, deduction and credit during the applicable period covered by such filing. However, the Parent will not file or cause the filing of such returns without the prior review by the Buyer of each separate return or report where separate returns or reports are filed or of separate pro forma information of the Companies where consolidated or combined returns or reports are filed. Tax Returns of the Companies not yet filed for any Tax Period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Companies, and neither the Parent nor Holdings shall make any election in respect of such a Tax Return without the prior written consent of the Buyer.

          (ii) The Buyer or the Companies shall be responsible for filing all Tax Returns on behalf of the Companies for all tax periods commencing after the Closing Date. In making such filing for the taxable year commencing immediately after the Closing Date, no ratable allocation election shall be made under Treas. Reg. ss.1.1502-76(b)(2)(ii).

     (b) Notification of Tax Proceedings. Between the date hereof and the Closing Date, to the extent either Company, Holdings or the Parent has knowledge of the beginning or scheduling of any Tax audit, the assessment of any Tax, the issuance of any notice of Tax due or any bill for collection of any Tax due for Taxes, or the beginning or scheduling of any other administrative or judicial proceeding with respect to the determination, assessment or collection of any Tax of either Company or otherwise with respect to the Business or the Companies, the Companies, Holdings or the Parent will provide prompt notice in writing to the Buyer of such matter, setting forth information describing any asserted Tax liability in reasonable detail and including copies of any notice or other documentation received from the applicable Tax authority with respect to such matter.


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


     (c) Tax Record Retention. The Companies (or their auditors or accountants on its behalf) will retain all books, records, Tax Returns, schedules, work papers, document and all material papers or relevant items of information relating to the Federal, state, local and any other tax liabilities of the Companies for any Tax Period ending on or before the Closing Date for the full period of the applicable statute of limitations, including any extensions thereof.

     (d) Tax Return Amendment(s)/Filing of Elections. Except to the extent required by law, without the prior written consent of the Buyer, none of the Companies, Holdings nor the Parent will take or cause to be taken any of the following actions, directly or indirectly which will or may affect either Company or the Buyer for any period ending after the Closing Date:

          (i)  filing or amending any Tax Return;

          (ii) filing any Tax election;

          (iii) executing any waiver of restrictions on assessment or collection of any Tax; or

          (iv) entering into or amending any agreement or settlement with any Tax Authority.

     (e) Refund Claims. If the Buyer agrees to pay the reasonable costs incurred by Holdings and/or the Parent, Holdings and/or the Parent will, upon request, file any claim for refund or credit of any Tax on behalf of the Buyer or either Company arising from the carryback of any deduction or credit of the Buyer or either Company to any tax period ending on or before the Closing Date.

     (f)  Cooperation Agreement.

          (i) The Parent, Holdings, the Companies and the Buyer will cooperate fully with each other and each other's agents, including legal counsel and public accounting firms, in connection with Tax matters relating to the Companies, including without limitation:

               (A) preparing and filing Tax Returns and reports with respect to the Companies for any period, including but not limited to Holdings' preparation of a Tax Return work paper package for the Tax Periods ending on or including the Closing Date;

               (B) determining the liability and amount of any Taxes due or the right to and amount of any refund of Taxes;

               (C)  examination of Tax Returns;

               (D) any administrative or judicial proceeding in respect of Taxes assessed or proposed to be assessed.


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


          (ii) Such cooperation will include each party making all information and documents in its possession relating to the Companies available to the other party.

          (iii) Each of the parties will also make available to the other party, as reasonably requested and available, personnel (including officers, directors, employees and agents) responsible for preparing, maintaining, and interpreting information and documents relevant to Taxes, and personnel reasonably required as witnesses or for purposes of providing information or documents in connection with any administrative or judicial proceedings relating to Taxes. Each party will pay only for reasonable costs incurred by it in complying with this subsection.

          (iv) No party is required to provide the other with any confidential or proprietary information of either Company, the Buyer, Holdings, the Parent or any of their respective affiliates, as the case may be, after the Closing Date, except to the extent required for the filing of Tax Returns and resolution or investigation of tax controversies that relate to Pre-Effective Periods.

     (g)  Tax Controversies.

          (i)  Notice.

               (A) If any Tax Authority informs Holdings or the Parent, or Holdings or the Parent otherwise becomes aware, of any notice of proposed audit, claim, assessment or other dispute concerning the amount of Taxes with respect to which either Company or the Buyer may incur liability hereunder (except to the extent such liability is for Taxes of a member of the Parent's affiliated group, other than the Companies, that could only be imposed on either Company under Treasury Regulation Section 1.1502-6 or any similar provision of any applicable Tax Law), Holdings or the Parent, as applicable, will promptly notify the Buyer in writing of such matter. Similarly, if any Tax Authority informs the Buyer or either Company, or the Buyer or either Company otherwise becomes aware of, any notice of proposed audit, claim, assessment or other dispute concerning the amount of Taxes with respect to which Holdings or Parent may incur liability hereunder, the Buyer will promptly inform Holdings and the Parent in writing of such matter.

               (B) Such notice will contain factual information (to the extent known) describing any asserted Tax liability in reasonable detail and will be accompanied by copies of any notice or other documents received from any Tax Authority with respect to such matter.


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


               (C) If an Indemnified Party (as defined below) has knowledge of an asserted Tax liability with respect to a matter for which it is to be indemnified under Article IX, and such party fails to provide the Indemnifying Party (as defined below) prompt notice of such asserted Tax liability, then

                    (1) if the Indemnifying Party is precluded from contesting the asserted Tax liability in any forum as a result of the failure to give prompt notice, the Indemnifying Party will have no obligation to indemnify the Indemnified Party for Taxes arising out of such asserted Tax liability, and

                    (2) if the Indemnifying Party is not precluded from contesting the asserted Tax liability in any forum, but such failure to provide prompt notice results in a monetary detriment to the Indemnifying Party, then any amount which the Indemnifying Party is otherwise required to pay the Indemnified Party pursuant to this Agreement will be reduced by the amount of such detriment.

          (ii) Control Rights. The party that is required to file a return pursuant to this Section will control any audits, disputes, administrative, judicial or other proceedings related to Taxes with respect to which either party may incur liability hereunder. Subject to the preceding sentence, if an adverse determination may result in each party having responsibility for any amount of Taxes under this Article, each party is entitled to fully participate in that portion of the proceedings relating to the Taxes with respect to which it may incur liability hereunder. For purposes of this Section, the term "participation" will include:

               (A) participation in conferences, meetings or proceedings with any Tax Authority, the subject matter of which includes an item for which such party may have liability hereunder;

               (B) participation in appearances before any court or tribunal, the subject of which includes an item for which a party may have liability hereunder; and

               (C) with respect to the matters described in the preceding clauses (i) and (ii), participation in the submission and determination of the content of the documentation, protests, memorandum of fact and law, briefs, and the conduct of oral arguments and presentations.

          (iii) Consent to Settlement. Neither Holdings nor the Parent will agree to settle any Tax liability or compromise any claim in respect to Taxes, which settlement or compromise may affect the liability for Taxes


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


     hereunder of either Company or the Buyer, without the Buyer's prior written consent (which consent will not be unreasonably withheld or delayed). Similarly, neither the Buyer nor either Company will agree to settle any Tax liability or compromise any claim in respect to Taxes, which settlement or compromise may affect the liability for Taxes hereunder of Holdings or the Parent, without the consent of the Parent (which consent will not be unreasonably withheld or delayed).

          (iv) Expenses. The Buyer, Holdings and the Parent will bear their own expenses incurred in connection with audits and other administrative judicial proceedings relating to Taxes for which such party and its affiliates are liable under this Article.

     (h) The Companies shall terminate their participation in the Consolidated Tax Allocation Agreement dated September 1, 2005 between the Parent and its subsidiaries (the "Tax Allocation Agreement") and any other tax sharing agreement between the Companies and the Parent as of the Closing Date, and after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder. Notwithstanding the foregoing, within a reasonable time after the Closing Date (but not later than the date for filing the tax return), the Companies and the Parent, in accordance with Section 5.1(f) hereof, shall make a final determination of the amounts that would be due under the Tax Allocation Agreement (the "Final Tax Allocation Amount") for all Pre-Effective Periods for which returns have not been filed, calculated on a basis consistent with past practices, provided that the Final Tax Allocation Amount shall not include any amount in respect of any adjustment to Taxes as a result of an amended return, an audit or otherwise. The Final Tax Allocation Amount shall be determined as if no Section 338(h)(10) election had been made with respect to the Companies. The Final Tax Allocation Amount shall be payable within thirty (30) days after such Allocation is determined by the Companies and the Parent as provided herein.

     Section 5.2. Section 338(h)(10) Election.

     (a) At the request of the Buyer, Holdings and the Parent shall make a joint election with the Buyer under Section 338(h)(10) of the Code and under any comparable or equivalent provisions of state or local law with respect to the purchase of the Shares of either Company or both Companies by the Buyer (an "Election"). If an Election is made, Holdings, Parent and the Buyer shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Election, including the reasonable determination of the fair market value of the assets of the Companies and the allocation of the deemed purchase price among the assets of the Companies under the provisions of Section 338(h)(10) of the Code and the regulations promulgated thereunder.

     (b) If an Election is made, the Buyer shall be responsible for the preparation of all forms and documents required in connection with the Election. In connection with the Election, no later than 60 Business Days prior to the required due date thereof, the Buyer shall provide Holdings with copies of (i) a properly executed Form 8023 (or any successor form), (ii) all attachments required to be filed therewith pursuant to applicable state or local elections being made pursuant to the Election. Holdings and Parent shall execute and deliver to the Buyer within forty-five (45) days of the required due date therefor, such documents or forms as are required by any Tax laws to properly complete the Election provided that all information required to be furnished to the Internal Revenue Service pursuant to the Election complies with the requirements of Section 338(h)(10) of the Code and the said Treasury Regulations promulgated thereunder. Holdings, the Parent and the Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Holdings and the Parent or the Buyer in order to timely file the Election and any other required statements or schedules.

     (c) Neither Holdings nor the Parent shall take any action which is inconsistent with the requirements for filing an Election under the Code and the applicable regulations.

     Section 5.3. Miscellaneous.

     The Parent and Holdings, on the one hand, and the Buyer, on the other, agree to treat all payments made by either of them to or for the benefit of the other under this Agreement as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Applicable Tax Law of a particular jurisdiction provides otherwise.

     Section 5.4. Transfer Taxes.

     All transfer Taxes arising in connection with the transfer of the Shares shall be borne equally by Holdings and the Buyer.

                                   ARTICLE VI
                     CONDITIONS TO OBLIGATIONS OF THE BUYER

     The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as the Buyer may waive the same in writing.

     Section 6.1. Performance. The Companies, Holdings and the Parent shall have performed and complied in all material respects with all agreements and covenants required by this Agreement or any Transaction Agreement to be performed or satisfied by them on or prior to the Closing Date.

     Section 6.2. Representations and Warranties. The representations and warranties of the Companies, Holdings and the Parent contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date); provided, however, that if the failure of any such representations and warranties to be true and correct on and as of the Closing Date, individually or in the aggregate, has not resulted or reasonably could not be expected to result in a Material Adverse Effect on the Companies, taken as a whole, disregarding for these purposes any qualification or exception for, or reference to, materiality in any such representation or warranty, the foregoing condition shall be deemed to have been fulfilled. For purposes of this Agreement, "Material Adverse Effect" means any circumstance, change in or effect on any Person that, individually or in the aggregate with any other circumstance, changes in or effects on, such Person, is, or could reasonably be expected to be, materially adverse to the assets, business, operation, condition (financial or otherwise), net worth, properties, liabilities, results of operations or future prospects of the Companies or the Business; provided, however, none of the following, to the extent arising after the date of this Agreement, shall constitute a Material Adverse Effect: (i) any circumstance, change or effect affecting generally companies operating in the personal lines insurance industry in the same general manner and to the same general extent; or (ii) any circumstance, change or effect affecting generally the United States or world economy.

     Section 6.3. Material Adverse Change. There shall have been no material adverse change in the condition (financial or otherwise), business, net worth, operations, assets, properties, liabilities, results of operations or future prospects of the Companies or the Business, taken as a whole, and there shall not have been any occurrence, circumstance or combination thereof (whether arising heretofore or hereafter), including litigation pending or threatened, which might reasonably result in any such material adverse change before or after the Closing Date; provided, however, none of the following, to the extent arising after the date of this Agreement, shall constitute a material adverse change for purposes of this Section 6.3: (i) any circumstance, change or effect affecting generally companies operating in the insurance industry in the same general manner and to the same general extent; or (ii) any circumstance, change or effect affecting generally the United States or world economy. Without limiting the generality of the foregoing, a PIP Claim in the amount of $3,000,000 (after factoring all of the associated tax impacts based on a marginal tax rate of 35%) or more shall constitute a material adverse change for purposes of this Section 6.3.

     Section 6.4. Legal Opinion. Burr & Forman LLP, as counsel to the Companies, Holdings and the Parent, shall, immediately prior to the Closing, have delivered to the Buyer its legal opinion, dated the Closing Date and addressed to the Buyer, in substantially the form of Exhibit 6.4.

     Section 6.5. Consents. On or prior to the Closing Date, each Company shall have obtained all permits, authorizations, consents and approvals listed on
Schedule 6.5 attached hereto, in form and substance satisfactory to the Buyer and the Buyer shall have received evidence satisfactory to it of the receipt of such permits, authorizations, consents and approvals.

     Section 6.6. Termination of Related Party Agreements. The Companies' participation under all Related Party Agreements shall have been terminated.

     Section 6.7. General Release. At the Closing, Holdings and the Parent shall have executed and delivered the General Release.

     Section 6.8. Resignations. Each director of each Company shall have executed and delivered, in form and substance satisfactory to the Buyer, an unconditional resignation of such director's directorship, with such resignations to be effective as of the Closing Date.

     Section 6.9. No Litigation. Immediately prior to the Closing Date, there shall (a) have been no order, decree or ruling issued or any other action taken by any court of competent jurisdiction or other governmental authority, which has become final and nonappealable, restraining, enjoining or otherwise


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


prohibiting the transactions contemplated under this Agreement; (b) be no litigation or proceeding pending against Holdings, either Company, the Parent or the Buyer, which if decided adversely to such party would materially and adversely affect the transactions contemplated by this Agreement. Immediately prior to the Closing Date, there shall be no governmental investigation or inquiry pending or threatened which might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.

     Section 6.10. Governmental Approvals. Each of the Companies, Holdings, the Parent and the Buyer, and any other person (as defined in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the rules and regulations thereunder (the "HSR Act")) required in connection with the transactions contemplated by this Agreement to file a Notification and Report Form for Certain Mergers and Acquisitions with the Department of Justice and the FTC pursuant to Title II of the HSR Act shall have made such filing and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired or been terminated. In addition, the Buyer shall have prepared and filed with all necessary governmental authorities a Notice on Form A and related documents, and such applicable governmental entities shall have issued their approval with respect thereto.

     Section 6.11. Environmental Audit.

     The results of any environmental audit conducted pursuant to Section 4.16 shall not have disclosed any past or present condition, process or practice with respect to any of the Real Property which is not in compliance with all applicable Environmental Laws or which otherwise requires remediation under any Environmental Laws.

     Section 6.12. Foundation Insurance Coverage.

     Prior to the Closing, the Foundation shall be added as an additional insured under the errors and omissions insurance coverage currently maintained by the Companies.

     Section 6.13. Approval of Permitted Dividend.

     That portion of the Permitted Dividend made by MEEMIC Insurance shall have received the prior approval of the Michigan Office of Financial and Insurance Services.

     Section 6.14. Closing Certificates. The Companies, Holdings and the Parent shall have furnished to the Buyer such certificates to evidence its and their compliance with the conditions set forth in this Article as may be reasonably requested by the Buyer.

                                  ARTICLE VII
                   CONDITIONS TO OBLIGATIONS OF THE COMPANIES,
                             HOLDINGS AND THE PARENT

     The obligations of the Companies, Holdings and the Parent to consummate the transactions contemplated by this Agreement shall be subject to the following conditions, except as the Companies, Holdings and the Parent may waive the same in writing.

     Section 7.1. Performance. The Buyer shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or satisfied by it on or prior to the Closing Date.

     Section 7.2. Representations and Warranties. The representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (except to the extent that any such representation or warranty has by its terms been made as of a specific date in which case such representation and warranty shall have been true and correct as of such specific date).

     Section 7.3. Legal Opinion. Foley & Lardner LLP, as counsel to the Buyer, shall, immediately prior to the Closing, have delivered to the Parent its legal opinion, dated the Closing Date and addressed to Holdings and the Parent, in substantially the form of Exhibit 7.3.

     Section 7.4. No Litigation. Immediately prior to the Closing Date, there shall (a) have been no order, decree or ruling issued or any other action taken by any court of competent jurisdiction or other governmental authority, which has become final and nonappealable, restraining, enjoining or otherwise prohibiting the transactions contemplated under this Agreement; (b) be no litigation or proceeding pending against Holdings, the Companies, the Parent or the Buyer, which, if decided adversely to such party would materially and adversely affect the transactions contemplated by this Agreement. Immediately prior to the Closing Date, there shall be no governmental investigation or inquiry pending or threatened which might lead to or result in any litigation or proceeding of the nature referred to in the foregoing sentence.

     Section 7.5. Governmental Approvals. Each of the Companies, Holdings, the Parent and the Buyer, and any other person (as defined in the HSR Act) required in connection with the transactions contemplated by this Agreement to file a Notification and Report Form for Certain Mergers and Acquisitions with the Department of Justice and the FTC pursuant to Title II of the HSR Act shall have made such filing and the applicable waiting period with respect to each such filing (including any extension thereof by reason of a request for additional information) shall have expired or been terminated. In addition, each of the Companies, Holdings, the Parent and the Buyer, as applicable, shall have prepared and filed with all necessary governmental authorities a Notice on Form A and related documents.

     Section 7.6. Closing Certificates. The Buyer shall have furnished to Holdings such certificates to evidence compliance with the conditions set forth in this Article as may be reasonably requested by Holdings or the Parent.

                                  ARTICLE VIII
                                   TERMINATION

     Section 8.1. Termination. This Agreement may be terminated as follows:

     (a) By mutual written consent of the Companies, Holdings, the Parent and the Buyer.

     (b) By the Buyer (i) at any time if any representation and warranty of the Companies, Holdings or the Parent contained in this Agreement was incorrect when made or becomes incorrect at any time after the date hereof and prior to the Closing Date and the failure of any such representations and warranties to be true and correct, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect on the Companies, taken as a whole, disregarding for these purposes any qualification or exception for, or reference to, materiality in any such representation or warranty; (ii) at any time if the Companies, Holdings or the Parent fails to comply in any material respect with any provision of Article IV binding upon it or them and such failure is not cured within thirty (30) days of receipt of notice thereof; or (iii) upon written notice to Holdings given on or at any time after March 31, 2006 if all the conditions precedent set forth in this Agreement to be performed by the Companies, Holdings and the Parent have not been performed by that date.

     (c) By Holdings and the Parent (i) at any time if any representation and warranty of the Buyer contained in this Agreement was incorrect in any material respect when made or becomes incorrect in any material respect at any time after the date hereof and prior to the Closing Date; (ii) at any time if the Buyer fails to comply in any material respect with any provision of Article IV binding upon it; or (iii) upon written notice to the Buyer given on or at any time after March 31, 2006 if all the conditions precedent set forth in this Agreement to be performed by the Buyer have not been performed by that date.

     Section 8.2. Effect of Termination. Termination of this Agreement pursuant to Section 8.1(b) or 8.1(c) shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party that has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 9.1. Indemnifiable Claims.

     (a) Notwithstanding the execution of this Agreement and regardless of any investigation made at any time by or on behalf of the Buyer or any information the Buyer or any of its representatives or affiliates may have, Holdings and the Parent, jointly and severally, will and hereby do indemnify and hold the Buyer and any affiliate of the Buyer and their respective officers and directors, harmless from and against any and all liability, claim, loss, cost, damage or expense whatsoever (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of (i) any breach of any representation or warranty of the Companies, Holdings or the Parent contained herein or in any Transaction Agreement (without regard to any materiality or Material Adverse Effect qualification contained therein); or (ii) any breach of any covenant or obligation of the Companies, Holdings or the Parent contained herein or in any Transaction Agreement.

     (b) The Buyer will and hereby does indemnify and hold Holdings and the Parent harmless from and against any and all liability, claim, loss, cost, damage or expense whatsoever (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising out of: (i) any breach of any representation or warranty of the Buyer contained herein or in any Transaction Agreement; (ii) any breach of any covenant or obligation of the Buyer contained herein or in any Transaction Agreement, including, without limitation, a breach of the covenant to assume the liability of Holdings under the Sales Representative Agreements in accordance with Section 4.22 hereof; or
(iii) resulting or arising, directly or indirectly, in whole or in part, from or out of the conduct of the Business or operations of the Companies after the Closing Date.

     Section 9.2. Notice of Claim. If any action is brought against any person entitled to indemnification pursuant to Section 9.1 hereof (a "Claimant") in respect of a claim under Section 9.1 hereof (an "Indemnifiable Claim"), the Claimant shall notify promptly, if the Claimant is making a claim pursuant to
Section 9.1(a), the Parent, who is hereby authorized to act on behalf of Holdings and the Parent as the representative of the Indemnifying Parties (the "Representative") for purposes of this Section, or if the Claimant is making a claim pursuant to Section 9.1(b), the Buyer (such notified party or parties, the "Indemnifying Parties") in writing of the institution of such action (but the failure so to notify shall not relieve the Indemnifying Parties from any liability the Indemnifying Parties may have except to the extent such failure materially prejudices the Indemnifying Party). Unless otherwise agreed to by the Claimant, the Indemnifying Parties shall assume and direct the defense of such action, including the employment of counsel, and all fees, costs and expenses incurred in connection with defending or settling the Indemnifiable Claim shall be borne solely by the Indemnifying Parties; provided, however, that such counsel shall be satisfactory to the Claimant in the exercise of its reasonable judgment and that the Indemnifying Parties shall not compromise any claim without the prior written consent of the Claimant, which consent shall not be unreasonably withheld. If the Indemnifying Parties shall undertake to compromise or defend any such asserted liability, they shall promptly notify the Claimant of their intention to do so, and the Claimant agrees to cooperate fully with the Indemnifying Parties and their counsel in the compromise of, or defense against, any such asserted liability. Notwithstanding an election by the Indemnifying Parties to assume the defense of such action or proceeding, the Claimant shall have the right to employ separate counsel and to participate in the defense of such action or proceeding, and the Indemnifying Parties shall bear the reasonable fees, costs and expenses of such separate counsel (and shall pay such fees, costs and expenses at least quarterly), if (a) the use of counsel chosen by the Indemnifying Parties to represent the Claimant would present such counsel with a conflict of interest; (b) the defendants in, or targets of, any such action or proceeding include both a Claimant and an Indemnifying Party, and the Claimant shall have reasonably concluded that there may be legal defenses available to it or to other Claimants which are different from or additional to those available to the Indemnifying Parties (in which case the Indemnifying

Parties shall not have the right to direct the defense of such action or proceeding on behalf of the Claimant); or (c) the Representative shall authorize the Claimant to employ separate counsel at the expense of the Indemnifying Parties. All costs and expenses incurred in connection with a Claimant's cooperation shall be borne by the Indemnifying Parties. In any event, the Claimant shall have the right at its own expense to participate in the defense of such asserted liability.

     Section 9.3. Limitation of Indemnification. Except for any willful or knowing breach or misrepresentation, as to which claims may be brought without limitation as to time or amount:

     (a)  Time Limitation. No claim or action shall be brought under this
Article IX for breach of a representation or warranty contained in or made pursuant to this Agreement by any Indemnifying Party after the lapse of two (2) years following the Closing Date. Regardless of the foregoing, however, or any other provision of this Agreement:

          (i) There shall be no time limitation on claims or actions brought for breach of any representation or warranty made by the Companies, Holdings or the Parent in or pursuant to Sections 2.1, 2.4, 2.5 or 2.6, and Holdings and the Parent hereby waive all applicable statutory limitation periods with respect thereto.

          (ii) There shall be no time limitation on claims or actions brought for breach of any covenant or obligation of the Buyer pursuant to Section 4.22, and the Buyer hereby waives all applicable statutory limitation periods with respect thereto.

          (iii) Any claim or action brought for breach of any representation, warranty or covenant made by the Companies, Holdings or the Parent in or pursuant to Sections 2.18 or 2.23 or relating to the Fair Credit Reporting Act may be brought at any time until sixty (60) days after the underlying claim is barred by the applicable period of limitation under any laws relating thereto.

          (iv) Any claim or action relating to Taxes shall be subject to the time limitation set forth in Section 9.5 below.

          (v) If any act, omission, disclosure or failure to disclose shall form the basis for a claim for breach of more than one representation or warranty, and such claims have different periods of survival hereunder, the termination of the survival period of one claim shall not affect a party's right to make a claim based on the breach of representation or warranty still surviving.

     (b) Amount Limitation. A Claimant shall not be entitled to indemnification hereunder with respect to claims unless the aggregate amount of all damages to the Claimant resulting from such claims for which the Indemnifying Party would, but for the provision of this Section 9.3, be liable to an Claimant exceeds $400,000 (the "Basket Amount") in the aggregate, at which time all amounts of such damages in excess of the Basket Amount may be recovered as provided in this
Article IX; provided, however, that the Basket Amount shall not be applicable to any claims relating to intentional breaches by the Indemnifying Party, any violation of the provisions of Section 4.11 or Section 4.22 or a claim by Buyer for reimbursement under Section 4.17 relating to the Success Fee Letters. The aggregate liability of Holdings and/or Parent to indemnify Buyer for breaches of representations and warranties under Article II hereof shall not exceed an amount equal to $400,000,000; provided, however, that any indemnified costs arising from taxes shall be dealt with pursuant to Section 9.5 below.

     Section 9.4. Right of Offset. Notwithstanding any other provision of this Agreement or any Transaction Agreement, in the event an Indemnifying Party is required to indemnify or make payments to any Claimant under any provision of this Agreement or any Transaction Agreement, in addition to any other right available to the Claimant hereunder, the Claimant shall be entitled to offset the amount of such required indemnity or any claim from any and all amounts owed by any Claimant, or any affiliate of a Claimant, to any Indemnifying Party, hereunder or otherwise.

     Section 9.5. Tax Indemnification.

     (a) Scope of Tax Indemnity Provisions/Relationship of this Section to General Provisions.

          (i) In the case of any indemnity claim for Taxes, for a Pre-Effective Period, the indemnity obligations of Holdings and the Parent, and the rights of the Buyer with respect to indemnification, will be governed by this Section and not by the general indemnity provisions of this Agreement.

          (ii) Notwithstanding any other provision of this Agreement, the indemnities provided for in this Section will survive until 60 days after the expiration of the applicable statutes of limitation, including extensions.

          (iii) An entity entitled to indemnification for Taxes under this Section shall also be entitled to indemnification for all fees and costs (including professional fees and costs) associated with enforcing its rights under this Section.

     (b)  Allocation of Liability for Taxes.

          (i)  General.

               (A)  Subject to Section 9.5(b)(ii), below:

                    (1) Holdings and the Parent, jointly and severally, will be liable for, and will indemnify, defend and hold harmless the Companies, the Buyer, and their respective affiliates from and against, any and all Taxes imposed on or due with respect to any of the Companies, their assets, or their operations or activities for any Pre-Effective Period. For purposes of the preceding sentence, the liability of Holdings and the Parent will include, without limitation:

                              1) any liability for Taxes arising from the
                         inclusion (or termination of the inclusion) of the Companies in a consolidated, combined, unitary or separate company Tax Return filed by Parent, either Company or any of their respective tax affiliates, including, without limitation, all liability for Taxes of any other member of the Parent's affiliate group pursuant to any provision of several liability, including Treasury Regulation Section 1.1502-6 and any corresponding provisions of Applicable Tax Law;

                              2) any liability for Taxes relating to the
                         demutualization, reorganization or other transactions by which the business (including the Business), operations, properties or stock of the Companies or their respective affiliates were incorporated or acquired by affiliates or former affiliates of Holdings and the Companies;

                              3) any liability for Taxes arising out of any
                         Election made in accordance with Section 5.2 of this Agreement; and

                              4) any liability for Taxes arising from the
                         disallowance or adjustment of deductions taken for periods prior to the Closing Date (regardless of the year in which such disallowance or adjustment occurs).

                    (2) The Companies and the Buyer will be liable for, and will indemnify, defend and hold Holdings and the Parent harmless from and against, any and all Taxes imposed on or with respect to the Companies or their assets, operations, or activities for any Post-Effective Period.

                    (3) Notwithstanding anything to the contrary herein, neither Holdings nor the Parent shall have any indemnification obligation:

                              1) with respect to Taxes of the Companies to the
                         extent of the reserves for Taxes specifically identified on Schedule 2.34;

                              2) with respect to any Final Tax Allocation Amount
                         paid by the Companies to Holdings or the Parent; or

                              3) with respect to Taxes shown on Returns due on
                         or after the date of this Agreement that include only the Companies.

          (ii) Method of Allocating Income and Deductions. In the case of any Straddle Period, Tax items will be apportioned between Pre-Effective Periods and Post-Effective Periods based on a closing of the books and records of the relevant entity or entities as of the Closing Date, provided that:

               (A) any Tax item incurred by reason of the transaction occurring on or before the Closing Date as contemplated by this Agreement will be treated as occurring in a Pre-Closing Date Period; and

               (B) depreciation, amortization and depletion will be apportioned on a daily pro rata basis.

     Section 9.6. Exclusive Remedy. Subject to the last sentence of this Section 9.6, from and after the Closing Date, except for a willing or knowing breach or misrepresentation, the rights and remedies under this Article IX shall be deemed to be exclusive of all other rights and remedies that would otherwise be available to the parties hereto; that is, each party hereto expressly waives the right, whether by contract or under law to the extent legally permissible to do so, to seek damages from or against or otherwise assert claims against the other party hereto or its assets or its successors or assigns other than pursuant to this Article IX. No course of dealing by either party, or any delay or omission of either party in exercising any rights or remedies under this Agreement shall operate as a waiver of such right or remedy. Notwithstanding the foregoing, each of the parties hereto, shall have the right to enforce their respective rights hereunder by an action or actions for specific performance, injunction or similar equitable remedies, including, without limitation, as contemplated in
Section 4.11.

                                   ARTICLE X
                                  MISCELLANEOUS

     Section 10.1. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and either delivered personally to the addressee by hand or by overnight courier, or mailed, certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, or if mailed, two days after the date of mailing as follows:

if to the Companies prior to the Closing or to Holdings or the Parent:
                             ProAssurance Corporation
                             100 Brookwood Place
                             Birmingham, AL  35209
                             Attention:  Chairman of the Board

with a copy to:
                             Burr & Forman LLP
                             420 20th Street North, Suite 3100
                             Birmingham, AL  35203
                             Attention:  Jack P. Stephenson, Jr., Esq.

if to the Buyer:
                             Motors Insurance Corporation
                             13736 Riverport Drive
                             Suite 700
                             Maryland Heights, MO 63043
                             Attention:  Bernard J. Buselmeier, Vice President

                             and to:
                             GMAC Insurance Holdings, Inc.
                             500 West Fifth Street
                             Winston-Salem, NC 27152
                             Attention:  Sheena Poe, General Counsel

     Section 10.2. Entire Agreement. This Agreement and the Transaction Agreements (including all disclosure schedules and exhibits hereto and thereto) contains the entire agreement among the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.

     Section 10.3. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     Section 10.4. Confidentiality. All information which is not public knowledge disclosed heretofore or hereafter by any party to any other party (including its attorneys, accountants or other representatives, but excluding those employees of, and attorneys, accountants, financial advisors and other representatives for, any said party who agree to be bound by the Confidentiality Agreement) in connection with this Agreement (including the existence of this Agreement and the terms thereof) shall be kept confidential by such other party, and shall not be used by such other party otherwise than for use as herein contemplated, except to the extent (a) it is or hereafter becomes public knowledge or becomes lawfully obtainable from other sources, including a third party who is under no obligation of confidentiality to the party disclosing such information or to whom information was released without restriction, or (b) such other party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, or (c) such duty as to confidentiality and non-use is waived by such disclosing party.

     Section 10.5. Expenses. Except as otherwise expressly provided herein, each party shall bear the respective legal, accounting and other costs and expenses of any nature, relating to or in connection with the consummation of the transactions contemplated by this Agreement, incurred by each of them, whether or not this Agreement is consummated or terminated; provided, however, that the Buyer and Holdings shall each bear one-half of any filing fees with respect to any filings required under the HSR Act in connection with the consummation of the transactions contemplated by this Agreement.

     Section 10.6. Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

     Section 10.7. Survival. Except as otherwise provided herein, the covenants, agreements, representations, warranties and indemnifications contained in or made pursuant to this Agreement shall survive the Closing Date, irrespective of any review, examination or investigation made by or on behalf of any party.

     Section 10.8. Governing Law; Venue. This Agreement shall be governed and construed in accordance with the internal laws of Michigan. Each party hereby consents and agrees that the United States District Court or any other court


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


having situs within Detroit, Michigan shall have exclusive jurisdiction to hear and determine any claims or disputes among the parties pertaining to, arising out of, or relating to this Agreement or the transactions contemplated hereby. Each party waives any objection based upon lack of personal jurisdiction, improper venue or forum nonconveniens.

     Section 10.9. Assignment. Subject to the provisions hereof, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable prior to Closing, except that the Buyer may assign its respective rights and obligations to any affiliate of the Buyer on the condition that Buyer shall continue to be bound by this agreement. No assignment of this Agreement shall relieve the parties of their respective obligations hereunder. Any assignment shall be subject to all applicable governmental approvals.

     Section 10.10. Counterparts.

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     Section 10.11. The Company Disclosure Schedule and Exhibits. The Company Disclosure Schedule and the Exhibits hereto are a part of this Agreement as if set forth in full herein. Information set forth in the Company Disclosure Schedule specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement unless a specific cross-reference is made to such article or section of this Agreement. The Company Disclosure Schedule shall not vary, change or alter the language of the representations and warranties contained in this Agreement.

     Section 10.12. Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 10.13. Knowledge. For purposes of this Agreement, "knowledge" as of any date that a representation or warranty is given by either Company, Holdings or the Parent shall mean the actual or constructive knowledge, after diligent inquiry, of any director or executive officer of either Company, Holdings or the Parent, and "knows" shall have a correlative meaning.

     IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.

MOTORS INSURANCE CORPORATION

By: /s/ Bernard J. Buselmeier
    -------------------------
Title: Vice-President
      ---------------


MEEMIC INSURANCE SERVICES CORPORATION

By: /s/ Lynn M. Kalinowski
    ----------------------
Title: President
     -----------


MEEMIC INSURANCE COMPANY

By: /s/ Lynn M. Kalinowski
    ----------------------
Title: President
     -----------


MEEMIC HOLDINGS, INC.

By: /s/ Lynn M. Kalinowski
   -----------------------
Title: President
     -----------


PROASSURANCE CORPORATION

By: /s/ Edward L. Rand, Jr.
    -----------------------
Title: Chief Financial Officer
     -------------------------